Exhibit 10.1

EXECUTION COPY

SALE AND SERVICING AGREEMENT

dated as of May 1, 2005

by and among

ACCREDITED MORTGAGE LOAN REIT TRUST,

as Seller,

ACCREDITED HOME LENDERS, INC.,

as Sponsor and Servicer,

ACCREDITED MORTGAGE LOAN TRUST 2005-2,

as Issuer,

and

DEUTSCHE BANK NATIONAL TRUST COMPANY,

as Indenture Trustee

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS

Section 1.01.	Certain Defined Terms	1
Section 1.02.	Provisions of General Application	2

ARTICLE II
SALE AND CONVEYANCE OF THE MORTGAGE LOANS

Section 2.01.	Purchase and Sale of Mortgage Loans; Deposit of Derivatives	2
Section 2.02.	Reserved	3
Section 2.03.	Purchase Price	3
Section 2.04.	Possession of Mortgage Files; Access to Mortgage Files	3
Section 2.05.	Delivery of Mortgage Loan Documents	3
Section 2.06.	Acceptance of the Trust Estate; Certain Substitutions; Certification by the Indenture Trustee	6
Section 2.07.	Grant of Security Interest	8
Section 2.08.	Further Action Evidencing Assignments	9
Section 2.09.	Assignment of Agreement	9

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01.	Representations, Warranties and Covenants of the Servicer	10
Section 3.02.	Representations, Warranties and Covenants of the Sponsor	11
Section 3.03.	[Reserved.]	12
Section 3.04.	Representations, Warranties and Covenants of the Indenture Trustee	13
Section 3.05.	Covenants and Representations of the Sponsor and Servicer Regarding Prepayment Charges	14
Section 3.06.	Representations, Warranties and Covenants of the Seller	14

ARTICLE IV
THE MORTGAGE LOANS

Section 4.01.	Representations and Warranties Concerning the Mortgage Loans	16
Section 4.02.	Purchase and Substitution	25

ARTICLE V
ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 5.01.	The Servicer	26
Section 5.02.	Collection of Certain Mortgage Loan Payments; Collection Account	29
Section 5.03.	Permitted Withdrawals from the Collection Account	30
Section 5.04.	Hazard Insurance Policies; Property Protection Expenses	31

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EXHIBITS

Exhibit A	Contents of the Mortgage File
Exhibit B	Reserved
Exhibit C	Indenture Trustee’s Acknowledgement of Receipt
Exhibit D	Initial Certification of Indenture Trustee
Exhibit E	Final Certification of Indenture Trustee
Exhibit F	Request for Release of Documents
Exhibit G	AHL Officer’s Certificate

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SALE AND SERVICING AGREEMENT, dated as of May 1, 2005 (this “Agreement”), by and among ACCREDITED MORTGAGE LOAN REIT TRUST, a Maryland real estate investment trust, as seller (the “Seller”), ACCREDITED HOME LENDERS, INC., a California corporation, as sponsor (the “Sponsor”), ACCREDITED MORTGAGE LOAN TRUST 2005-2, a Delaware statutory trust, as issuer (the “Trust”), ACCREDITED HOME LENDERS, INC., a California corporation, as servicer (the “Servicer”), and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association, as indenture trustee (the “Indenture Trustee”).

WITNESSETH

WHEREAS, the Sponsor has contributed the mortgage loans (the “Mortgage Loans”) listed on Schedule I to this Agreement to the Seller, pursuant to the Contribution Agreement and Assignment, dated May 12, 2005, between the Sponsor and the Seller, (the “Contribution Agreement”);

WHEREAS, the Seller desires to sell to the Trust, and the Trust desires to purchase from the Seller, the Mortgage Loans;

WHEREAS, immediately after such purchase, the Trust will pledge such Mortgage Loans to the Indenture Trustee pursuant to the terms of an Indenture, dated as of May 1, 2005 (the “Indenture”), between the Trust and the Indenture Trustee, and issue the Accredited Mortgage Loan Trust 2005-2, Asset-Backed Notes (the “Notes”);

WHEREAS, the Servicer has agreed to service the Mortgage Loans, which constitute the principal assets of the Trust;

WHEREAS, the Indenture Trustee will hold the Mortgage Loans and certain other assets pledged to the Indenture Trustee pursuant to the Indenture;

WHEREAS, the Trust will enter into an interest rate swap agreement with the Swap Provider where the Trust agrees to pay certain fixed-rate amounts to the Swap Provider and the Swap Provider agrees to pay certain floating-rate amounts to the Trust; and

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Seller, the Sponsor, the Trust, the Servicer and the Indenture Trustee hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Certain Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in Appendix I attached hereto.

Section 1.02. Provisions of General Application.

(a) The terms defined herein and in Appendix I to the Indenture include the plural as well as the singular.

(b) The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole. Unless otherwise noted, all references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

(c) Any reference to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

(d) All calculations of interest with respect to the LIBOR Notes provided for herein shall be on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period. All calculations of interest with respect to any Mortgage Loan provided for herein shall be made in accordance with the terms of the related Mortgage Note and Mortgage or, if such documents do not specify the basis upon which interest accrues thereon, on the basis of a 360 day year consisting of twelve 30-day months, to the extent permitted by applicable law.

(e) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer; provided, however, that, for purposes of calculating payments on the Notes, prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Accepted Servicing Practices consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding Principal Balance of such Mortgage Loan on which interest accrues.

ARTICLE II

SALE AND CONVEYANCE OF THE MORTGAGE LOANS

Section 2.01. Purchase and Sale of Mortgage Loans; Deposit of Derivatives.

(a) The Sponsor hereby directs the Seller to sell, transfer, assign, set over and convey, and the Seller does hereby sell, transfer, assign, set over and convey to the Trust, in each case without recourse, but subject to the terms and provisions of this Agreement, all of the right, title and interest of the Seller in and to the Mortgage Loans, including the Cut-Off Date Principal Balance of, and interest due on, such Mortgage Loans listed on Schedule I attached hereto, and all other assets included or to be included in the Trust Estate.

(b) The Seller may cause the deposit of derivatives at any time into the Accredited Mortgage Loan Trust 2005-2 and any such deposited derivatives shall become part of the Trust Estate.

(c) The parties hereto understand and agree that it is not intended that any Mortgage Loan be included in the Trust that is a “High-Cost Home Loan” as defined by HOEPA or any other applicable predatory or abusive lending laws.

Section 2.02. Reserved.

Section 2.03. Purchase Price. On the Closing Date, as full consideration for the Seller’s sale of the Mortgage Loans to the Trust, the Underwriters, on behalf of the Trust, will deliver to, or at the direction of, the Seller an amount in cash equal to $996,780,042.07. Additionally, the Seller will receive the Certificates issued by the Trust pursuant to the Trust Agreement.

Section 2.04. Possession of Mortgage Files; Access to Mortgage Files.

(a) Upon the receipt by the Seller, or its designee, of the purchase price for the Mortgage Loans set forth in Section 2.03 hereof, the ownership of each Mortgage Note, each Mortgage and the contents of the Mortgage File related to each Mortgage Loan will be vested in the Trust, and will be pledged to the Indenture Trustee, for the benefit of the Noteholders.

(b) Pursuant to Section 2.05 hereof, the Seller has delivered, or caused to be delivered the Indenture Trustee’s Mortgage File related to each Mortgage Loan to the Indenture Trustee.

(c) The Indenture Trustee will hold the Indenture Trustee’s Mortgage Files in trust pursuant to the terms of the Indenture for the benefit of all present and future Noteholders and the Swap Provider.

(d) Consistent with the terms of the Indenture, the Indenture Trustee shall afford the Seller, the Sponsor, the Trust and the Servicer reasonable access to all records and documentation regarding the Mortgage Loans relating to this Agreement, such access being afforded at customary charges, upon reasonable prior written request and during normal business hours at the offices of the Indenture Trustee.

(e) No later than the fifth Business Day of each fourth month, commencing in August 2005, the Indenture Trustee shall deliver to the Servicer a report dated as of the first day of such month, identifying those Mortgage Loans for which it has not yet received (i) an original recorded Mortgage or a copy thereof certified to be true and correct by the public recording office in possession of such Mortgage or (ii) in the event that Assignments of Mortgage are required to be recorded in accordance with the provisions of Section 2.05, an original recorded Assignment of Mortgage to the Indenture Trustee and any required intervening Assignments of Mortgage or a copy thereof certified to be a true and correct copy by the public recording office in possession of such Assignment of Mortgage.

Section 2.05. Delivery of Mortgage Loan Documents. (a) In connection with the transfer and assignment of the Mortgage Loans, the Seller shall, on or before the Closing Date, deliver, or cause to be delivered, to the Indenture Trustee (as pledgee of the Trust pursuant to the Indenture), the following documents or instruments constituting the Indenture Trustee’s Mortgage File with respect to each Mortgage Loan so transferred or assigned:

(i) the original Mortgage Note, endorsed without recourse in blank or to “Deutsche Bank National Trust Company, as Indenture Trustee under the Indenture dated as of May 1, 2005, Accredited Mortgage Loan Trust 2005-2” by the Sponsor, including all intervening endorsements showing a complete chain of endorsement;

(ii) the related original Mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office and if the Mortgage Loan is registered on the MERS System, such Mortgage or an assignment of the mortgage shall reflect MERS as the mortgagee of record and shall include the MIN for such Mortgage Loan;

(iii) each intervening mortgage assignment, with evidence of recording indicated thereon or if the original is not available, a copy thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the originator of the related Mortgage Loan to the Sponsor (or to MERS, if the Mortgage Loan is registered on the MERS System), and noting the presence of a MIN (if the Mortgage Loan is registered on the MERS System), which assignment may, at the Sponsor’s option, be combined with the assignment referred to in subpart (iv) hereof, in which case it must be in recordable form, but need not have been previously recorded);

(iv) unless the Mortgage Loan is registered on the MERS System, a mortgage assignment in recordable form (which, if acceptable for recording in the relevant jurisdiction as evidenced by an Opinion of Counsel addressed to the Indenture Trustee, may be included in a blanket assignment or assignments) of each Mortgage from the Sponsor to the Indenture Trustee;

(v) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed (if any); and

(vi) an original title insurance policy or title opinion (or (A) a copy of the title insurance policy or title opinion, or (B) the related binder, commitment or preliminary report, or copy thereof in which case the Sponsor hereby certifies that the original Mortgage has been delivered to the title insurance company that issued such binder, commitment or preliminary report).

In instances where the original recorded Mortgage or any intervening mortgage assignment or a completed assignment of the Mortgage in recordable form cannot be delivered by the Sponsor to the Indenture Trustee prior to or concurrently with the execution and delivery of this Agreement due to a delay in connection with recording, the Sponsor may:

(x) in lieu of delivering such original recorded Mortgage or intervening mortgage assignment, deliver to the Indenture Trustee, a copy thereof and the Sponsor hereby certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or the related binder, commitment or preliminary report therefor; and

(y) with respect to clause (iv) above, in lieu of delivering the completed assignment in recordable form, deliver to the Indenture Trustee, the assignment in recordable form, otherwise complete except for recording information.

The Indenture Trustee is hereby authorized and directed, upon an Event of Default and subject to subsection (b) below, with respect to each assignment described in Section 2.05(a)(iv) hereof, to endorse such assignment as follows: “Deutsche Bank National Trust Company, as Indenture Trustee under the Indenture dated as of May 1, 2005, Accredited Mortgage Loan Trust 2005-2.”

(b) As promptly as practicable, but in any event within thirty (30) days from the Closing Date, the Sponsor shall promptly submit, or cause to be submitted for recording in the appropriate public office for real property records, each assignment referred to in Section 2.05(a)(iv); provided, that the Sponsor need not cause to be recorded any assignment which (i) is registered on the MERS System, or (ii) relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Sponsor (at the Sponsor’s expense) to the Indenture Trustee, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Indenture Trustee’s, the Noteholders’, the Swap Provider’s and the Certificates’ interest in the related Mortgage Loan. The Indenture Trustee, shall retain a copy of each assignment submitted for recording. In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Sponsor shall promptly prepare a substitute assignment or cure such defect, as the case may be, and thereafter the Sponsor shall submit each such assignment for recording. The costs relating to the delivery and recordation of the documents in connection with the Mortgage Loans as specified in this Article II shall be borne by the Sponsor. With respect to Mortgage Loans (i) not registered on the MERS System, or (ii) not covered by an Opinion of Counsel described in this section 2.05(b) to the extent that assignments of mortgage have not been recorded within one year after the Closing Date, the Seller shall, and if the Seller fails to, then the Sponsor shall be obligated to repurchase such Mortgage Loans in accordance with the provisions of Section 4.02.

In connection with the assignment of any Mortgage Loan registered on the MERS System, promptly after the Closing Date, the Sponsor will cause, at its own expense, the MERS System to indicate that such Mortgage Loan has been assigned to the Indenture Trustee for the benefit of the Noteholders by entering (a) the Indenture Trustee’s Org ID in the “Investor” field which identifies the Indenture Trustee and (b) in the “Pool” field a code which identifies the securitization serial number of the Notes issued in connection with such Mortgage Loans. The Sponsor and the Servicer will not alter the entries referenced in this paragraph with respect to any such Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased or otherwise in accordance with the terms of this Agreement.

(c) The Sponsor shall, within five (5) Business Days after the receipt thereof, deliver, or cause to be delivered, to the Indenture Trustee: (i) the original recorded Mortgage and related power of attorney, if any, in those instances where a copy thereof certified by the Sponsor was delivered to the Indenture Trustee; (ii) the original recorded assignment of Mortgage from the last endorsee to the Indenture Trustee, which, together with any intervening assignments of Mortgage, evidences a complete chain of assignment from the originator of the Mortgage Loan to the Indenture Trustee, in those instances where copies of such assignments certified by the Sponsor were delivered to the Indenture Trustee; and (iii) the title insurance policy or title opinion required in Section 2.05(a)(vi).

Notwithstanding anything to the contrary contained in this Section 2.05, in those instances where the public recording office retains the original Mortgage, power of attorney, if any, assignment or assignment of Mortgage after it has been recorded or such original has been lost, the Sponsor shall be deemed to have satisfied its obligations hereunder upon delivery to the Indenture Trustee, of a copy of such Mortgage, power of attorney, if any, assignment or assignment of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

From time to time the Sponsor may forward, or cause to be forwarded, to the Indenture Trustee, additional original documents evidencing any assumption or modification of a Mortgage Loan.

(d) All original documents relating to the Mortgage Loans that are not required to be delivered to the Indenture Trustee, pursuant to Section 2.05(a) hereof are, and shall be, held by the Servicer, the Sponsor or the Seller, as the case may be, in trust for the benefit of the Indenture Trustee, on behalf of the Noteholders and the Swap Provider. In the event that any such original document is required pursuant to the terms of this Section 2.05 to be a part of an Indenture Trustee’s Mortgage File, such document shall be delivered promptly to the Indenture Trustee. From and after the sale of the Mortgage Loans to the Trust pursuant hereto, to the extent that the last assignee thereof retains title of record to any Mortgage Loans prior to the vesting of legal title in the Trust, such title shall be retained in trust for the Trust as the owner of the Mortgage Loans, and the Indenture Trustee, as the pledgee of the Trust under the Indenture. In acting as custodian of any original document which is part of the Indenture Trustee’s Mortgage Files, the Servicer agrees further that it does not and will not have or assert any beneficial ownership interest in the related Mortgage Loans or the Mortgage Files. Promptly upon the Servicer’s receipt of any such original document, the Servicer, on behalf of the Trust, shall mark conspicuously each such original document, and its master data processing records with a legend evidencing that the Trust has purchased the related Mortgage Loan and all right and title thereto and interest therein, and pledged such Mortgage Loan and all right and title thereto and interest therein to the Indenture Trustee, on behalf of the Noteholders and the Swap Provider.

Section 2.06. Acceptance of the Trust Estate; Certain Substitutions; Certification by the Indenture Trustee. (a) The Indenture Trustee is authorized and directed to, and agrees to, do the following:

(i) execute and deliver to the Seller, the Sponsor and the Servicer, on or prior to the Closing Date with respect to each Mortgage Loan transferred on such date, an acknowledgement of receipt, in the form attached as Exhibit C hereto, of the original Mortgage Note as required to be included in the Indenture Trustee’s Mortgage File (with any exceptions noted) and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Indenture Trustee, subject to the conditions set forth in the Indenture, for the benefit of the Noteholders.

(ii) to review (or cause to be reviewed) each Indenture Trustee’s Mortgage File within sixty (60) days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loans, within sixty (60) days after receipt thereof), and to deliver to the Servicer, the Seller and the Sponsor a certification, in the form attached hereto as Exhibit D, to the effect that, except as otherwise noted, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents specified in Section 2.05(a)(i)-(iv) and (vi) are in its possession, (ii) each such document has been reviewed by it and appears, on its face, not to have been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if they reasonably appear to have been initialed), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth on the Mortgage Loan Schedule with respect to items (i), (ii) (with respect to property address only, excluding zip code), (iii) and (vi) of the definition of “Mortgage Loan Schedule” accurately reflects the information set forth in the Indenture Trustee’s Mortgage File delivered on such date; provided however, no certification of the Indenture Trustee shall constitute a determination by the Indenture Trustee of the proper form, adequacy or enforceability of any document included in the Indenture Trustee’s Mortgage File.

(iii) to review (or cause to be reviewed) each Indenture Trustee’s Mortgage File within one hundred eighty (180) days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loans, within one hundred eighty (180) days after receipt thereof), and to deliver to the Servicer and the Sponsor a certification in the form attached hereto as Exhibit E to the effect that, except as otherwise noted, as to each Mortgage Loan listed in the related Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents specified in Section 2.05(a)(i)-(iv) and (vi) are in its possession, (ii) each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if they reasonably appear to be initialed by the Mortgagor), appears regular on its face and relates to such Mortgage Loan, and (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ii) (with respect to property address only, excluding zip code), (iii) and (vi) of the definition of “Mortgage Loan Schedule” accurately reflects the information set forth in the Indenture Trustee’s Mortgage File delivered on such date.

In performing any such review, the Indenture Trustee may conclusively rely on the Sponsor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Indenture Trustee’s review of the Indenture Trustee’s Mortgage Files is limited solely to confirming that the documents listed in Section 2.05 have been executed and received and relate to the Indenture Trustee’s Mortgage Files identified in the related Mortgage Loan Schedule. The Indenture Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face.

(b) If the Indenture Trustee during the process of reviewing the Indenture Trustee’s Mortgage Files finds any document constituting a part of a Indenture Trustee’s

Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the related Mortgage Loan Schedule, or does not conform to the requirements of Section 2.05 or the description thereof as set forth in the related Mortgage Loan Schedule, the Indenture Trustee shall promptly so notify the Servicer and the Sponsor. Upon receipt of such notice respecting such defect, the Seller and the Sponsor shall have a sixty (60) day period after such notice within which to correct or cure any such defect, or if the Servicer determines that the defect materially and adversely affects the value of the related Mortgage Loan or the interest of the Noteholders in the related Mortgage Loan, to either (i) substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan in the manner and subject to the conditions set forth in this Section 2.06 or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Repurchase Price. Upon receipt by the Indenture Trustee of two copies of a certification, in the form attached hereto as Exhibit F, of a Servicing Officer of such substitution or purchase and, in the case of a substitution, upon receipt by the Indenture Trustee, of the related Indenture Trustee’s Mortgage File, and the deposit of the Loan Repurchase Price, in the case of a purchase, or the Substitution Adjustment, if any, in connection with a substitution, in the Collection Account, the Indenture Trustee shall release to the Servicer for release to the Seller or the Sponsor, as applicable, the related Indenture Trustee’s Mortgage File and the Indenture Trustee shall execute, without recourse, and deliver such instruments of transfer furnished by the Seller or the Sponsor as may be necessary to transfer such Mortgage Loan to the Seller or the Sponsor, as applicable.

Section 2.07. Grant of Security Interest. (a) It is intended that the conveyance of the Mortgage Loans and other property by the Seller to the Trust as provided in this Article II be, and be construed for all purposes other than tax and accounting purposes as, a sale of the Mortgage Loans and such other property by the Seller to the Trust. It is, for all purposes other than tax and accounting purposes further, not intended that such conveyance be deemed a pledge of the Mortgage Loans or such other property by the Seller to the Trust to secure a debt or other obligation of the Seller. However, in the event that the Mortgage Loans or any of such other property are held to be property of the Seller, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any of such other property, then it is intended that: (i) this Agreement shall also be deemed to be a security agreement within the meaning of the Uniform Commercial Code; (ii) the conveyance provided for in this Article II shall be deemed to be a grant by the Seller to the Trust of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans and such other property and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Accounts whether in the form of cash, instruments, securities or other property; (iii) the possession by the Indenture Trustee, of the Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to the Uniform Commercial Code; and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from financial intermediaries, bailees or agents, as applicable, of the Indenture Trustee for the purpose of perfecting such security interest under applicable law. The Seller, the Sponsor, the Servicer, on behalf of the Trust and the Indenture Trustee, shall, to the extent consistent with this Agreement, take such actions as may be reasonably necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans or any of such other property, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

(b) The Seller, the Sponsor and the Servicer shall take no action inconsistent with the Trust’s ownership of the Trust Estate and each shall indicate or shall cause to be indicated in its records and records held on its behalf that ownership of each Mortgage Loan and the other assets in the Trust Estate is vested in the Trust, as owner, and is pledged to the Indenture Trustee, for the benefit of the Noteholders and the Swap Provider pursuant to the terms of the Indenture. The Indenture Trustee is authorized to act, pursuant to the terms of this Agreement for the benefit of the Noteholders and shall be authorized to act at the direction of such parties. In addition, the Seller, the Sponsor and the Servicer shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other asset in the Trust Estate by stating that it is not the owner of such asset and that the Trust is the owner of such Mortgage Loan or other asset in the Trust Estate, which is pledged to the Indenture Trustee, for the benefit of the Noteholders and the Swap Provider.

Section 2.08. Further Action Evidencing Assignments. (a) The Servicer agrees that, from time to time, at its expense, it shall cause the Sponsor or Seller, as the case may be, to, and each of the Sponsor and Seller agree that it shall, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Servicer or the Indenture Trustee may reasonably request, in order to perfect, protect or more fully evidence the transfer of ownership of the Mortgage Loans and other assets in the Trust Estate or to enable the Indenture Trustee, to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, the Servicer, the Sponsor and the Seller shall, upon the request of the Servicer or the Indenture Trustee execute and file (or cause to be executed and filed) such real estate filings, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

(b) Each of the Sponsor and the Seller hereby grants to the Servicer and the Indenture Trustee powers of attorney to execute all documents on its behalf under this Agreement as may be necessary or desirable to effectuate the foregoing.

Section 2.09. Assignment of Agreement. The Sponsor, the Seller and the Servicer hereby acknowledge and agree that the Trust may assign its interest under this Agreement to the Indenture Trustee, for the benefit of the Noteholders and the Swap Provider, as may be required to effect the purposes of the Indenture, without further notice to, or consent of, the Sponsor or the Servicer, and the Indenture Trustee shall succeed to such of the rights of the Trust hereunder as shall be so assigned. The Trust shall, pursuant to the Indenture, assign all of its right, title and interest in and to the Mortgage Loans and its right to exercise the remedies created by Section 4.02 of this Agreement for breaches of the representations, warranties, agreements and covenants of the Sponsor contained in Sections 3.02 and 4.01 of this Agreement, assign such right, title and interest to the Indenture Trustee, for the benefit of the Noteholders and the Swap Provider. The Sponsor agrees that, upon such assignment to the Indenture Trustee, such representations, warranties, agreements and covenants will run to and be for the benefit of the Indenture Trustee and the Indenture Trustee may enforce, without joinder of the Sponsor or the Trust, the repurchase obligations of the Sponsor set forth herein with respect to breaches of such representations, warranties, agreements and covenants.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01. Representations, Warranties and Covenants of the Servicer. The Servicer hereby represents, warrants and covenants to the Indenture Trustee, the Seller, the Sponsor, the Trust, the Swap Provider and the Noteholders as of the Closing Date and during the term of this Agreement that:

(a) The Servicer is duly organized, validly existing and in good standing under the laws of its state of incorporation and has the power to own its assets and to transact the business in which it is currently engaged. The Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it or the performance of its obligations hereunder requires such qualification and in which the failure so to qualify could reasonably be expected to have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Servicer or the performance of its obligations hereunder.

(b) The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, and assuming the due authorization, execution and delivery hereof by the other parties hereto constitutes, or will constitute, the legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c) The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency which consent already has not been obtained in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained prior to the Closing Date.

(d) The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court or the charter or bylaws of the Servicer, or constitute a breach of any mortgage, indenture, contract or other Agreement to which the Servicer is a party or by which it may be bound.

(e) Except as set forth in the Prospectus Supplement under the heading “Risk Factors,” there is no action, suit, proceeding or investigation pending or to Servicer’s knowledge threatened against the Servicer which, either in any one instance or in the aggregate, is, in the

Servicer’s judgment, likely to result in any material adverse change in the business, operations, financial condition, properties, or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement, the Notes, or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein or therein, or which would be likely to impair materially the ability of the Servicer to perform its obligations hereunder.

(f) Neither this Agreement nor any statement, report, or other document furnished by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby, including, without limitation, the sale or placement of the Notes, contains any untrue material statement of fact provided by or on behalf of the Servicer or omits to state a material fact necessary to make the statements provided by or on behalf of the Servicer contained herein or therein not misleading.

(g) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

(h) The Servicer is not an “investment company” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(i) The Servicer shall take all necessary steps to maintain the Indenture Trustee’s perfection and priority in the Mortgage Loans.

(j) The Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

(k) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.01 shall survive the delivery of the respective Indenture Trustee’s Mortgage Files to the Indenture Trustee and inure to the benefit of the Indenture Trustee.

Section 3.02. Representations, Warranties and Covenants of the Sponsor. The Sponsor hereby represents, warrants and covenants to the Indenture Trustee, the Seller, the Trust, the Swap Provider and the Servicer that as of the date of this Agreement or as of such date specifically provided herein:

(a) The Sponsor is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

(b) The Sponsor has the corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement.

(c) This Agreement has been duly and validly authorized, executed and delivered by the Sponsor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Sponsor with this Agreement or the consummation by the Sponsor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date.

(e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the articles of incorporation or bylaws of the Sponsor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Sponsor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Sponsor of any court or governmental authority having jurisdiction over the Sponsor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans.

(f) Except as set forth in the Prospectus Supplement under the heading “Risk Factors,” there are no actions, suits or proceedings before or against or investigations of, the Sponsor pending, or to the knowledge of the Sponsor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Sponsor’s reasonable judgment, might materially and adversely affect the performance by the Sponsor of its obligations under this Agreement, or the validity or enforceability of this Agreement.

(g) The Sponsor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.02 may not be waived and shall survive delivery of the respective Indenture Trustee’s Mortgage Files to the Indenture Trustee and shall inure to the benefit of the Indenture Trustee.

Section 3.03. [Reserved.]

Section 3.04. Representations, Warranties and Covenants of the Indenture Trustee. The Indenture Trustee hereby represents, warrants and covenants to the Trust, the Swap Provider, the Servicer, the Seller and the Sponsor that as of the date of this Agreement or as of such date specifically provided herein:

(a) The Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

(b) The Indenture Trustee has the requisite power and authority to execute, deliver and perform, and to enter into and consummate transactions contemplated by this Agreement;

(c) This Agreement has been duly and validly authorized, executed and delivered by the Indenture Trustee, all requisite action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Indenture Trustee with this Agreement or the consummation by the Indenture Trustee of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

(e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the articles of association or bylaws of the Indenture Trustee, or (B) to the best of its knowledge, of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound; or (ii) results or will result in a violation of any statute, rule, regulation, order, judgment or decree applicable to the Indenture Trustee of any court or governmental authority having jurisdiction over the Indenture Trustee or its subsidiaries which violation would materially and adversely affect the Indenture Trustee’s performance of its duties hereunder; and

(f) There are no actions, suits or proceedings before or against or investigations of, the Indenture Trustee, pending or to the knowledge of the Indenture Trustee threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Indenture Trustee’s reasonable judgment, would materially and adversely affect the performance by the Indenture Trustee of its obligations under this Agreement, or the validity or enforceability of this Agreement.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.04 shall survive delivery of the respective Indenture Trustee’s Mortgage Files to the Indenture Trustee.

Section 3.05. Covenants and Representations of the Sponsor and Servicer Regarding Prepayment Charges.

(a) The Servicer covenants that it will not waive any Prepayment Charge or part of a Prepayment Charge unless in connection with a Mortgage Loan that is in default or for which a default is reasonably foreseeable.

(b) The Sponsor hereby represents and warrants that the information set forth in the Prepayment Charge Schedule is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally) under applicable law.

(c) Upon discovery by the Sponsor or the Indenture Trustee of a breach of the foregoing, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of breach, the Servicer shall cure such breach in all material respects. If the covenant made by the Servicer in clause (a) above is breached the Servicer must pay into the Collection Account the amount of the waived Prepayment Charge. If the representation made by the Sponsor in clause (b) above is breached, the Sponsor must pay into the Collection Account the amount of the scheduled Prepayment Charge, less any amount previously collected and paid by the Servicer into the Collection Account. The foregoing obligations of the Servicer and the Sponsor shall be the sole and exclusive remedies for a breach of this Section 3.05(a) or (b).

Section 3.06. Representations, Warranties and Covenants of the Seller. The Seller hereby represents, warrants and covenants to the Indenture Trustee, the Trust, the Swap Provider, the Sponsor and the Servicer that as of the date of this Agreement or as of such date specifically provided herein:

(a) The Seller is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland.

(b) The Seller has the trust power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement.

(c) This Agreement has been duly and validly authorized, executed and delivered by the Seller, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Seller with this Agreement or the consummation by the Seller of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date.

(e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the certificate of trust or bylaws of the Seller, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Seller or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Seller of any court or governmental authority having jurisdiction over the Seller or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans.

(f) Except as set forth in the Prospectus Supplement under the heading “Risk Factors,” there are no actions, suits or proceedings before or against or investigations of, the Seller pending, or to the knowledge of the Seller, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Seller’s reasonable judgment, might materially and adversely affect the performance by the Seller of its obligations under this Agreement, or the validity or enforceability of this Agreement.

(g) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder.

(h) The Seller hereby covenants that it will file a federal income tax return for its taxable year ending December 31, 2004 on Internal Revenue Service Form 1120 REIT on which the Seller elects to be taxed as a REIT. The Seller hereby represents that it has been organized in conformity with the requirements for qualification for taxation as a REIT and hereby covenants that it at all times the Seller owns Trust Certificates, either directly, or indirectly through one or more Qualified REIT Subsidiaries, will conduct its operations so as to qualify as a REIT. If, at any time the Seller owns Trust Certificates, either directly, or indirectly through one or more Qualified REIT Subsidiaries, the Seller determines that is has failed to qualify as a REIT, the Seller shall, within 30 days of such discovery, notify the Indenture Trustee of such failure.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 3.06 shall survive delivery of the respective Indenture Trustee’s Mortgage Files to the Indenture Trustee and shall inure to the benefit of the Indenture Trustee.

ARTICLE IV

THE MORTGAGE LOANS

Section 4.01. Representations and Warranties Concerning the Mortgage Loans. The Sponsor makes the following representations and warranties to the Seller, the Servicer, the Indenture Trustee, the Swap Provider and the Trust as to the Mortgage Loans on which the Trust relies in accepting the Mortgage Loans in trust and executing the Notes. All uses and variations of the word “enforceable” in this Section 4.01, shall be deemed to be qualified as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law). With respect to the representations and warranties stated in Sections 4.01(i), (r), (ddd), (eee) and (fff), the Sponsor makes such representations and warranties on behalf of itself and the Seller. Such representations, warranties and covenants are made or deemed to be made as of the Closing Date.

(a) The information with respect to each Mortgage Loan set forth in the Mortgage Loan Schedule is true and correct as of the Cut-Off Date, based on Cut-Off Date Principal Balances.

(b) Each Mortgage Loan is being serviced either (i) through the Servicer or (ii) a Person controlling, controlled by or under common control with the Servicer and qualified to service mortgage loans.

(c) Each Mortgage Loan was underwritten or reunderwritten pursuant to the Underwriting Guidelines which conform in all material respects to the description thereof set forth in the Prospectus Supplement.

(d) All of the original or certified documentation required to be delivered to the Indenture Trustee pursuant to this Agreement (including all material documents related thereto) with respect to each Mortgage Loan has been or will be delivered to the Indenture Trustee in accordance with the terms of this Agreement. Each of the documents and instruments specified to be included therein has been duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the Mortgage Loans.

(e) [Reserved.]

(f) Each Mortgaged Property is improved by a single (one to four) family residential dwelling, which may include condominiums, individual units in a planned unit development and townhouses but shall not include cooperatives.

(g) No Mortgage Loan had an LTV at origination in excess of 100% (references to loan-to-value ratios are references to combined loan-to-value ratios with respect to second-lien Mortgage Loans).

(h) Each Mortgage Loan is a valid, subsisting enforceable and perfected first or second lien as identified on the Mortgage Loan Schedule on the Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Mortgage Loan, which exceptions are generally acceptable to banking institutions in connection with their regular mortgage lending activities, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage. At the time each Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which was supervised and examined by a federal or state authority or a mortgage banker or broker licensed or authorized to do business in the jurisdiction in which the related Mortgaged Property is located, applying the same standards and procedures used by the Sponsor in originating Mortgage Loans directly.

(i) Immediately prior to the transfer and assignment of the Mortgage Loans to the Seller pursuant to the Contribution Agreement, the Sponsor held good and marketable title to, and was the sole owner of each Mortgage Loan, subject to no liens, charges, mortgages or encumbrances or rights of others, except liens of third party warehouse lenders that will be released simultaneously with the transfer and assignment contemplated herein; and immediately prior to the transfer and assignment herein contemplated, the Seller held good and marketable title to, and was the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment; and immediately upon the transfer and assignment herein contemplated, the Indenture Trustee will hold good and marketable title to, and be the sole owner of, each Mortgage Loan subject to no liens, charges, mortgages, encumbrances or rights of others except liens which will be released simultaneously with such transfer and assignment.

(j) There is no delinquent tax or assessment lien on any Mortgaged Property, and each Mortgaged Property is free of substantial damage and is in good repair.

(k) There is no valid and enforceable right of rescission, set-off, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the related Mortgagor to pay the unpaid principal of or interest on such Mortgage Note or the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(l) There is no mechanics’ lien or claim for work, labor or material affecting any Mortgaged Property which is or may be a lien prior to, or equal with and no rights are outstanding that under the law gives rise to such liens, the lien of the related Mortgage except those which are insured against by any title insurance policy referred to in paragraph (n) below.

(m) Each Mortgage Loan at the time it was made complied with, and each Mortgage Loan at all times was serviced in compliance with, in each case, in all material respects, applicable local, state and federal laws and regulations, including, without limitation, the federal Truth-in-Lending Act and other consumer protection laws, the Home Ownership and Equity Protection Act of 1994, real estate settlement procedure, usury, equal credit opportunity, disclosure and recording laws and all applicable predatory and abusive lending laws.

(n) With respect to each Mortgage Loan, a lender’s title insurance policy, issued in standard California Land Title Association form or American Land Title Association form, or other form acceptable in a particular jurisdiction by a title insurance company authorized to transact business in the state in which the related Mortgaged Property is situated, in an amount at least equal to the original Principal Balance of such Mortgage Loan insuring the mortgagee’s interest under the related Mortgage Loan as the holder of a valid first mortgage lien of record on the real property described in the related Mortgage, as the case may be, subject only to exceptions of the character referred to in paragraph (h) above, was effective on the date of the origination of such Mortgage Loan, and, as of the Closing Date such policy will be valid and inure to the benefit of the Indenture Trustee on behalf of the Noteholders.

(o) The improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy (which may be a blanket policy of the type described in this Agreement) with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (i) the outstanding Principal Balance of the related Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the full insurable value of the Mortgaged Property.

(p) If any Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy (which may be a blanket policy of the type described in this Agreement) in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the least of (i) the outstanding Principal Balance of the related Mortgage Loan (together, in the case of a second mortgage loan, with the outstanding principal balance of the first mortgage loan), (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis or (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973.

(q) Each Mortgage and Mortgage Note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Mortgage Loan had full legal capacity to execute all documents relating to such Mortgage Loan and convey the estate therein purported to be conveyed.

(r) The Sponsor has directed and the Seller has caused to be performed any and all acts required to be performed to preserve the rights and remedies of the Indenture Trustee in any Insurance Policies applicable to any Mortgage Loan delivered by the Sponsor or the Seller including, to the extent such Mortgage Loan is not covered by a blanket policy described in this Agreement, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Indenture Trustee.

(s) The Sponsor has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the original Mortgage Note and all subsequent assignments of the original Mortgage, granted to the Indenture Trustee hereunder, subject to the provisions of Section 2.05(b) of this Agreement.

(t) The terms of each Mortgage Note and each Mortgage have not been impaired, altered, waived or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Noteholders and which has been delivered to the Indenture Trustee.

(u) The proceeds of each Mortgage Loan have been fully disbursed, and there is no obligation on the part of the mortgagee to make future advances thereunder. All costs, fees and expenses incurred in making or closing or recording such Mortgage Loans were paid.

(v) Except as otherwise required by law or pursuant to the statute under which the related Mortgage Loan was made, the related Mortgage Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage.

(w) No Mortgage Loan was originated under a buydown plan.

(x) No Mortgage Loan provides for negative amortization, has a shared appreciation feature, or other contingent interest feature.

(y) Each Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of one or more parcels of real property with a residential dwelling erected thereon and that no residence or dwelling is a mobile home.

(z) Each Mortgage securing a Mortgage Note contains a provision for the acceleration of the payment of the unpaid Principal Balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.

(aa) Any advances made after the date of origination of a Mortgage Loan but prior to the Cut-Off Date, have been consolidated with the outstanding principal amount secured by the related Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan. No Mortgage Note permits or obligates the Seller, the Servicer, the Sponsor or any other Person to make future advances to the related Mortgagor at the option of the Mortgagor.

(bb) There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and each

Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

(cc) All of the improvements which were included for the purposes of determining the Appraised Value of any Mortgaged Property lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property, except as stated in the related title insurance policy and affirmatively insured.

(dd) No improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. As of the related date of origination, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of each Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and such Mortgaged Property is lawfully occupied under the applicable law.

(ee) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Sponsor, the Seller, or the Trust to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related Mortgagor.

(ff) [Reserved.]

(gg) [Reserved.]

(hh) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available which materially interferes with the right to sell the related Mortgaged Property at a trustee’s sale or the right to foreclose the related Mortgage.

(ii) There is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and the Seller has not waived any default, breach, violation or event of acceleration.

(jj) No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part.

(kk) [Reserved.]

(ll) The Sponsor has no actual knowledge that there exists on any Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the CERCLA, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation.

(mm) No action, error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to the origination of a Mortgage Loan has taken place on the part of any person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan.

(nn) The Sponsor has not solicited the Mortgagor in connection with any refinancing.

(oo) If the Mortgage Loan is an adjustable rate Mortgage Loan, all of the adjustments to the Mortgage Interest Rate, to the amount of the monthly payment, and to the principal balance have been made in accordance with the terms of the related Mortgage Note.

(pp) The origination and collection practices used with respect to the Mortgage Loan have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business.

(qq) An appraisal of the related Mortgaged Property was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser who met the requirements of the Sponsor’s appraisal policy and procedures and who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation was not affected by the approval or disapproval of the Mortgage Loan.

(rr) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans; and if the Mortgage Loan is a refinanced Mortgage Loan, the Mortgagor has received all disclosure and rescission materials required by applicable law with respect to the making of a refinanced Mortgage Loan, and evidence of such receipt is and will remain in the Servicer’s file.

(ss) If the residential dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development), such condominium or planned unit development project meets the Sponsor’s eligibility requirements.

(tt) None of the Mortgage Loans was more than one payment past due or had been dishonored. None of the Mortgage Loans have been thirty or more days delinquent more than one time in the twelve months preceding the Cut-Off Date.

(uu) The Sponsor has not advanced funds, or induced, solicited or knowingly received any advance of funds by a person other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest prepaid upon the closing of the Mortgage Loan. No Mortgage Loan contains any provision pursuant to which Monthly Payments are: (i) paid or partially paid with funds deposited in any separate account established by the Sponsor, the Mortgagor, or anyone on behalf of the Mortgagor or (ii) paid by any source other than the Mortgagor. The Mortgage Loan is not deemed a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

(vv) No foreclosure proceedings are pending against the Mortgaged Property and the Mortgage Loan is not subject to any pending bankruptcy or insolvency proceeding, and to the Sponsor’s best knowledge, no material litigation or material lawsuit relating to the Mortgage Loan is pending.

(ww) Principal payments on the Mortgage Loan commenced or will commence within sixty days after the proceeds of the Mortgage Loan were disbursed.

(xx) With respect to escrow deposits, if any, all such payments are in the possession of, or under the control of, the Servicer and there exists no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made or could be made. No escrow deposits or escrow advances or other charges or payments due the Servicer have been capitalized under any Mortgage or the related Mortgage Note.

(yy) With respect to the conveyance of the Mortgage Loans by the Sponsor to the Seller, the Sponsor used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans originated or acquired by the Sponsor. The Mortgage Loans are representative of the Sponsor’s portfolio of fixed-rate or adjustable-rate mortgage loans, as applicable. With respect to the conveyance of the Mortgage Loans pursuant to this Agreement, the Seller used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans originated or acquired by the Seller. The Mortgage Loans are representative of the Seller’s portfolio of fixed-rate or adjustable-rate mortgage loans, as applicable.

(zz) Each Mortgage Loan conforms, and all such Mortgage Loans in the aggregate conform in all material respects to the description thereof set forth in the Prospectus Supplement.

(aaa) All requirements for the valid transfer of each Insurance Policy, including any assignments or notices required in each Insurance Policy, have been satisfied.

(bbb) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Seller.

(ccc) The Mortgage Loans constitute “instruments” within the meaning of the applicable UCC.

(ddd) The Sponsor received all consents and approvals required by the terms of the Mortgage Loans to the contribution of the Mortgage Loans pursuant to the Contribution Agreement to the Seller and the Seller has received all consents and approvals required by the terms of the Mortgage Loans to the sale of the Mortgage Loans hereunder to the Owner Trustee and the subsequent pledge to the Indenture Trustee.

(eee) Other than the security interest granted to the Indenture Trustee pursuant to the Indenture, neither the Sponsor nor the Seller has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. Neither the Sponsor nor the Seller has authorized the filing of nor is aware of any financing statements against the Sponsor or the Seller that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated. Neither the Sponsor nor the Seller is aware of any judgment or tax lien filings affecting the Mortgage Loans against either the Seller or the Sponsor.

(fff) All financing statements filed or to be filed against the Sponsor or the Seller in favor of the Indenture Trustee in connection herewith describing the Mortgage Loans contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Indenture Trustee.”

(ggg) None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” “covered”, “predatory” or “abusive” loans under any other applicable state, federal or local law (including without limitation any regulation or ordinance) (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(hhh) No proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies.

(iii) No Mortgage Loan is a “High Cost Home Loan” or “Covered Loan,” as applicable, (as such terms are defined in the then current Standard & Poor’s LEVELS Glossary which is now Version 5.6b Revised, Appendix E) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act. No Mortgage Loan that was originated on or after October 1, 2002 and before March 7, 2003 is secured by property located in the State of Georgia. There is no Mortgage Loan that was originated on or after March 7, 2003 which is a “high cost home loan” as defined under the Georgia Fair Lending Act.

(jjj) No Mortgage Loan is secured by a leasehold interest, unless such leasehold interest extends 60 months beyond the stated maturity of the Mortgage Note.

(kkk) There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue. Based upon customary and prudent residential mortgage industry underwriting standards, there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property, and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.

(lll) The Mortgagor has not notified Accredited, and Accredited has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar state statute.

(mmm) No Mortgage Loan was made in connection with the construction (other than a “construct to perm” loan) or rehabilitation of a Mortgaged Property or facilitating the trade in or exchange of a Mortgaged Property.

(nnn) Accredited has complied with all applicable anti money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”).

(ooo) No Mortgage Loan imposes a Prepayment Charge for a term in excess of five years.

(ppp) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or the Home Loan Protection Act of New Mexico, effective as of January 1, 2004.

(qqq) No Mortgage Loan is a “High-Cost Home Loan” as defined in the Massachusetts Predatory Home Loan Practice Act effective November 7, 2004 (MA House Bill 4880).

(rrr) With respect to the Mortgage Loans in Group I, (i) no Mortgage Loan imposes a Prepayment Charge for a term in excess of three years, (ii) the servicer for each Mortgage Loan has fully furnished (and, on a going forward basis, will fully furnish), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis, (iii) with respect to any Mortgage Loan originated on or after August 1, 2004, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction, (iv) no Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”), (v) no Mortgage Loan is a “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees), and (vi) the original Principal Balance of each Mortgage Loan was within Freddie Mac’s dollar amount limits for conforming one- to four-family mortgage loans, as follows:

Number of Units	Maximum Original Loan Amount of First Mortgage
	Continental United States or Puerto Rico	Alaska, Guam, Hawaii or Virgin Islands
1	359,650	539,475
2	460,400	690,000
3	556,500	834,750
4	691,600	1,037,550

(sss) A breach of any one of the representations set forth in paragraphs (ggg), (hhh), (iii) and (qqq) above, will be deemed to materially and adversely affect the interests of the Noteholders and shall require a repurchase of the affected Mortgage Loan pursuant to Section 4.02.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 4.01 shall survive delivery of the respective Indenture Trustee’s Mortgage Files to the Indenture Trustee and shall inure to the benefit of the Indenture Trustee on behalf of the Noteholders.

Section 4.02. Purchase and Substitution. (a) It is understood and agreed that the representations and warranties set forth in Section 4.01 shall survive the transfer of the Mortgage Loans by the Seller to the Trust, the subsequent pledge thereof by the Trust to the Indenture Trustee, for the benefit of the Noteholders, and the delivery of the Notes to the Noteholders, and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

(b) Upon discovery by the Seller, the Sponsor, the Servicer, the Indenture Trustee or a Noteholder of a breach of any of the representations and warranties in Section 4.01 which materially and adversely affects the value of any Mortgage Loan, or which materially and adversely affects the interests of the Noteholders in the related Mortgage Loan, the party discovering such breach or failure shall promptly (and in any event within five (5) days of the discovery) give written notice thereof to the others. Within sixty (60) days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Seller shall, and if the Seller fails to, then the Sponsor shall (a) promptly cure such breach in all material respects, (b) purchase such Mortgage Loan on a Servicer Remittance Date, in the manner and at the price specified in Section 2.06(b) and this Section 4.02, or (c) remove such Mortgage Loan from the Trust Estate (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner specified in Section 2.06 and this Section 4.02. The Indenture Trustee shall deliver prompt written notice to the Rating Agencies of any repurchase or substitution made pursuant to this Section 4.02 or Section 2.06(b).

(c) As to any Deleted Mortgage Loan for which the Seller or the Sponsor substitutes a Qualified Substitute Mortgage Loan or Loans, the Servicer shall cause the Seller or Sponsor to effect such substitution by delivering to the Indenture Trustee a certification, in the form attached hereto as Exhibit F, executed by a Servicing Officer, and the documents described in Sections 2.05(a)(i)-(vi) for such Qualified Substitute Mortgage Loan or Loans.

(d) The Servicer shall deposit in the Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in or before the Due Period in which the substitution occurs shall not be part of the Trust Estate and will be retained by the Sponsor on the next succeeding Payment Date. For the Due Period in which the substitution occurs, distributions to Noteholders will include the Monthly Payment due on any Deleted Mortgage Loan for such Due Period and thereafter the Sponsor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Servicer shall give written notice to the Indenture Trustee that such substitution has taken place and shall amend the

Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects.

(e) With respect to any Mortgage Loan that has been converted to an REO Mortgage Loan, all references in this Section 4.02 or Section 2.06 to “Mortgage Loan” shall be deemed to also refer to the REO Mortgage Loan. With respect to any Mortgage Loan that the Seller and Sponsor are required to repurchase that is or becomes a Liquidated Mortgage Loan, in lieu of repurchasing such Mortgage Loan, the Servicer shall deposit into the Payment Account, pursuant to Section 8.01 of the Indenture, an amount equal to the amount of the Liquidated Loan Loss, if any, incurred in connection with the liquidation of such Mortgage Loan within the same time period in which the Servicer, Seller or Sponsor would have otherwise been required to repurchase such Mortgage Loan.

(f) It is understood and agreed that the obligations of the Seller and the Sponsor set forth in Sections 2.06 and 4.02 to cure, purchase or substitute for a defective Mortgage Loan, or to indemnify as described in Section 4.02(g) constitute the sole remedies of the Indenture Trustee and the Noteholders respecting a breach of the representations and warranties of the Sponsor set forth in Section 4.01 of this Agreement.

(g) The Sponsor shall be obligated to indemnify the Seller, the Indenture Trustee, the Trust, the Owner Trustee and the Noteholders for any third party claims arising out of a breach by the Sponsor of representations or warranties regarding the Mortgage Loans.

ARTICLE V

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

Section 5.01. The Servicer. (a) The Servicer shall service and administer the Mortgage Loans in accordance with this Agreement and in accordance with Accepted Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

(b) The Servicer shall exercise its discretion consistent with Accepted Servicing Practices and the terms of this Agreement, with respect to the enforcement of defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including but not limited to the sale of such Mortgage Loan to a third party, the modification of such Mortgage Loan, or foreclosure upon the related property with a Mortgage and disposition thereof.

(c) The duties of the Servicer shall include collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections and furnishing monthly and annual statements to the Indenture Trustee with respect to distributions, paying Compensating Interest and making Delinquency Advances and Servicing

Advances pursuant hereto. The Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. The Servicer shall cooperate with the Indenture Trustee and furnish to the Indenture Trustee with reasonable promptness information in its possession as may be necessary or appropriate to enable the Indenture Trustee to perform its tax reporting duties hereunder. The Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents as the Indenture Trustee shall deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder; provided, however, the Servicer shall prepare for and deliver to the Indenture Trustee for its execution any such powers of attorney; provided, further, that the Indenture Trustee shall not be responsible for any misuse of any such power of attorney. Notwithstanding anything contained herein to the contrary, the Servicer shall not, without the Indenture Trustee’s written consent, other than routine foreclosure actions: (i) initiate any action, suit or proceeding directly relating to the servicing of the Mortgage Loan solely under the Indenture Trustee’s name without indicating the Servicer’s representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of any Mortgage Loan (including but not limited to actions, suits or proceedings against Noteholders or Certificateholders, or against the Seller for breaches of representations and warranties) solely under the Indenture Trustee’s name, (iii) engage counsel to represent the Indenture Trustee in any action, suit or proceeding not directly related to the servicing of any Mortgage Loan (including but not limited to actions, suits or proceedings against Noteholders or Certificateholders, or against the Seller for breaches of representations and warranties, or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Indenture Trustee to be registered to do business in any state.

(d) [Reserved.]

(e) The Servicer shall, in accordance with Accepted Servicing Practices, have the right to approve requests of Mortgagors for consent to (i) partial releases of Mortgage Loans and (ii) alterations, removal, demolition or division of Mortgaged Properties subject to Mortgage Loans. No such request shall be approved by the Servicer unless: (x) the provisions of the related Mortgage Note have been complied with; (y) the LTV (which may, for this purpose, be determined at the time of any such action) after any release does not exceed the LTV set forth for such Mortgage Loan in the Mortgage Loan Schedule; and (z) the lien priority, monthly payment, Mortgage Interest Rate or maturity date of the related Mortgage is not affected except in accordance with Section 5.01(f); provided, however, that the foregoing requirements (x), (y) and (z) shall not apply to any such situation described in this paragraph if such situation results from any condemnation or easement activity by a governmental entity.

(f) Notwithstanding anything else contained herein, the Servicer may not agree to a modification or extension of any Mortgage Loan unless both (i) such Mortgage Loan is in default or a default thereon is reasonably foreseeable and (ii) such modification or extension would not result in the Servicer agreeing to modifications or extensions on Mortgage Loans with Initial Pool Balances of the related Group of more than 5.0% of the Maximum Collateral Amount. In addition, the Servicer may not agree to more than (i) one modification or extension with respect to any individual Mortgage Loan in a calendar year or (ii) three modifications or extensions of an individual Mortgage Loan during the life of such Mortgage Loan.

(g) [Reserved.]

(h) Without limiting the generality of the foregoing, but subject to Sections 5.05 and 5.06, the Servicer in its own name may be authorized and empowered pursuant to a power of attorney executed and delivered by the Indenture Trustee to execute and deliver, and may be authorized and empowered by the Indenture Trustee, to execute and deliver, on behalf of itself, the Noteholders and the Indenture Trustee or any of them, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, (ii) and to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property on behalf of the Indenture Trustee, and (iii) to hold title to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Indenture Trustee; provided, however, that Section 5.07(a) shall constitute a power of attorney from the Indenture Trustee to the Servicer to execute an instrument of satisfaction (or assignment of mortgage without recourse) with respect to any Mortgage Loan paid in full (or with respect to which payment in full has been escrowed). Subject to Sections 5.05 and 5.06, the Indenture Trustee shall furnish the Servicer with any powers of attorney and other documents as the Servicer shall reasonably request to enable the Servicer to carry out its servicing and administrative duties hereunder; provided, however, the Servicer shall prepare for and deliver to the Indenture Trustee for its execution any such powers of attorney; provided, further, that the Indenture Trustee shall not be responsible for any misuse of any such power of attorney. Notwithstanding anything contained herein to the contrary, the Servicer shall not, without the Indenture Trustee’s written consent, other than routine foreclosure actions: (i) initiate any action, suit or proceeding directly relating to the servicing of the Mortgage Loan solely under the Indenture Trustee’s name without indicating the Servicer’s representative capacity, (ii) initiate any other action, suit or proceeding not directly relating to the servicing of any Mortgage Loan (including but not limited to actions, suits or proceedings against Noteholders or Certificateholders, or against the Seller for breaches of representations and warranties) solely under the Indenture Trustee’s name, (iii) engage counsel to represent the Indenture Trustee in any action, suit or proceeding not directly related to the servicing of any Mortgage Loan (including but not limited to actions, suits or proceedings against Noteholders or Certificateholders, or against the Seller for breaches of representations and warranties, or (iv) prepare, execute or deliver any government filings, forms, permits, registrations or other documents or take any action with the intent to cause, and that actually causes, the Indenture Trustee to be registered to do business in any state.

(i) The Servicer shall give prompt notice to the Indenture Trustee of any action, of which the Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

(j) Servicing Advances incurred by the Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Servicer to the extent described herein.

(k) The Servicer shall be entitled to rely, and shall be fully protected in relying, upon any promissory note, writing, resolution, notice, consent, certificate, affidavit,

letter, e-mail, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Mortgagor(s)), independent accountants and other experts selected by the Servicer.

(l) The Servicer shall have no liability to the Seller, the Sponsor, the Indenture Trustee, the Owner Trustee, any Noteholder or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that the foregoing shall not apply to any breach of representations or warranties made by the Servicer herein, or to any specific liability imposed upon the Servicer pursuant to this Agreement or any liability that would otherwise be imposed upon the Servicer by reason of its willful misconduct, bad faith or negligence in the performance of its duties hereunder or by reason of its failure to perform its obligations or duties hereunder.

(m) The Servicer further is authorized and empowered by the Indenture Trustee, on behalf of the Noteholders and the Indenture Trustee, when the Servicer believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS System, or cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Indenture Trustee and the Noteholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Indenture Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be reimbursable to the Servicer as Servicing Advances.

Section 5.02. Collection of Certain Mortgage Loan Payments; Collection Account. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow Accepted Servicing Practices. Consistent with the foregoing, the Servicer may in its discretion waive any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loans.

(b) The Servicer shall establish and maintain, in the name of the Indenture Trustee, a segregated account (the “Collection Account”), in trust for the benefit of the Noteholders. The Collection Account shall be established and maintained as an Eligible Account.

(c) The Servicer shall deposit in the Collection Account any amounts representing Monthly Payments on the Mortgage Loans due or to be applied as of a date after the Cut-Off Date on each Business Day, not more than two Business Days after the date of collection, the following payments and collections received or made by it (other than in respect of monthly payments of principal on and interest of the Mortgage Loans that were due on or before the related Cut-Off Date and Monthly Payments due on May 1, 2005):

(i) payments of interest on the Mortgage Loans including Prepayment Charges;

(ii) payments of principal of the Mortgage Loans, including Principal Prepayments;

(iii) the Loan Repurchase Price of Mortgage Loans repurchased pursuant to Sections 2.06(b) or 4.02;

(iv) the Substitution Adjustment received in connection with Mortgage Loans for which Qualified Substitute Mortgage Loans are received pursuant to Sections 2.06 and 4.02;

(v) all Net REO Proceeds;

(vi) all Net Liquidation Proceeds; and

(vii) all Insurance Proceeds (including, for this purpose, any amounts required to be deposited by the Servicer pursuant to Section 5.04 hereof).

It is understood that the Servicer need not deposit amounts representing fees, late payment charges or extension or other administrative charges (other than Prepayment Charges) payable by Mortgagors, or amounts received by the Servicer for the account of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items or foreclosure proceeds to the extent payable to the related Mortgagor.

(d) The Servicer shall invest any funds in the Collection Account in Permitted Investments, which shall mature not later than the Business Day next preceding the Servicer Remittance Date next following the date of such investment (except that any investment held by the Indenture Trustee may mature on such Servicer Remittance Date) and shall not be sold or disposed of prior to its maturity. All net income and gain realized from any such investment shall be for the benefit of the Servicer and shall be subject to its withdrawal or order on a Servicer Remittance Date. The Servicer shall deposit from its own funds the amount of any loss, to the extent not offset by investment income or earnings, in the Collection Account upon the realization of such loss.

Section 5.03. Permitted Withdrawals from the Collection Account. The Servicer may make withdrawals from the Collection Account, on or prior to any Servicer Remittance Date, for the following purposes:

(a) to pay to the Sponsor amounts received in respect of any Defective Mortgage Loan purchased or substituted for by the Sponsor to the extent that the payment of any such amounts on the Servicer Remittance Date upon which the proceeds of such purchase are paid would make the total amount distributed in respect of any such Mortgage Loan on such Servicer Remittance Date greater than the Loan Repurchase Price or the Substitution Adjustment therefor;

(b) to reimburse the Servicer for unreimbursed Delinquency Advances and unreimbursed Servicing Advances with respect to the Mortgage Loans for which it has made a Delinquency Advance or Servicing Advance, from late or deferred payments collected, collections other than timely Monthly Payments, Liquidation Proceeds and/or the Loan Repurchase Price or Substitution Adjustment of or relating to such Mortgage Loans;

(c) to reimburse the Servicer for any Delinquency Advances and Servicing Advances determined in good faith to have become Nonrecoverable Advances, such reimbursement to be made from any funds in the Collection Account;

(d) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

(e) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein;

(f) to pay the Servicer the Servicing Compensation pursuant to Section 5.08 hereof to the extent not retained or paid;

(g) [Reserved];

(h) without duplication, and solely out of amounts which are payable to a former servicer pursuant to Section 7.02(g), to pay to the Indenture Trustee or any successor servicer amounts paid by them in connection with the transfer of the Servicer’s servicing obligations pursuant to Article VII hereof and required under such Article VII to be borne by the Servicer;

(i) to withdraw income on the Collection Account as provided in Section 5.02(d); and

(j) amounts deposited into the Collection Account in respect of late fees, assumption fees and similar fees (other than Prepayment Charges).

The Servicer shall keep and maintain a separate accounting for each Mortgage Loan for the purpose of accounting for withdrawals from the Collection Account pursuant to this Section 5.03.

Section 5.04. Hazard Insurance Policies; Property Protection Expenses. (a) The Servicer shall cause to be maintained with respect to each Mortgage Loan a hazard insurance policy with a carrier licensed in the state in which the Mortgaged Property is located that provides for fire and extended coverage, and which provides for a recovery by the named insured of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding Principal Balance of the Mortgage Loan plus the outstanding principal balance of any mortgage loan senior to such Mortgage Loan, but in no event shall such amount be less than is necessary to prevent the Mortgagor from becoming a coinsurer thereunder, (ii) the minimum amount required to compensate for loss or damage on a replacement cost basis and (iii) the full insurable value of the related Mortgage Property. The Servicer shall also maintain on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the sum of the Principal Balance of such Mortgage Loan and the principal balance of any mortgage loan senior to such Mortgage Loan at the time of such foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent that they constitute Liquidation Proceeds or Insurance Proceeds. Each hazard insurance policy shall contain a standard mortgage clause naming the Servicer, its successors and assigns, as mortgagee. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake (except as provided herein) or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b) In the event that the Servicer shall obtain and maintain a blanket policy with an insurer which satisfies the corresponding requirements of Fannie Mae or Freddie Mac, insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid Principal Balance on the Mortgage Loans without co-insurance, and otherwise complies with the requirements of this Section 5.04, the Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under this Section 5.04, it being understood and agreed that such blanket policy may contain a deductible clause (payable by the Servicer), in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the preceding paragraph of this Section 5.04, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account from the Servicer’s own funds the difference, if any, between the amount that would have been payable under a policy complying with the preceding paragraph of this Section 5.04 and the amount paid under such blanket policy. Upon the request of the Indenture Trustee, the Servicer shall cause to be delivered to the Indenture Trustee, a certified true copy of such policy.

(c) If the Mortgage Loan at the time of origination relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards as designated to the Servicer by the Sponsor, the Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for a recovery by the Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding Principal Balance of the related Mortgage Loan, plus the principal balance of the related first lien, if any, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973. The Servicer shall indemnify the Trust out of the Servicer’s own funds for any loss to the Trust resulting from the Servicer’s failure to maintain the insurance required by this Section.

Section 5.05. Assumption and Modification Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its rights to accelerate the maturity of the related Mortgage Loan under any “due-on-sale” clause contained in the related Mortgage or Mortgage Note; provided, however, that the Servicer shall not exercise any such right if (i) the “due-on-sale” clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or (ii) the Servicer reasonably believes that to permit an assumption of the Mortgage Loan would not materially and adversely affect the interest of the Noteholders. In such event, the Servicer shall enter into an assumption and modification agreement with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable law or the mortgage documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, the Servicer is authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. The Mortgage Loan, if assumed, shall conform in all respects to the requirements and representations and warranties of this Agreement. The Servicer shall notify the Indenture Trustee that any applicable assumption or substitution agreement has been completed by forwarding to the Indenture Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Indenture Trustee to the related Indenture Trustee’s Mortgage File and which shall, for all purposes, be considered a part of such Indenture Trustee’s Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Servicer shall be responsible for promptly recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the required monthly payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the stated maturity or outstanding Principal Balance of such Mortgage Loan shall not be changed, the Mortgage Interest Rate shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by the Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to the Servicer as additional servicing compensation.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever.

Section 5.06. Realization Upon Defaulted Mortgage Loans. (a) The Servicer shall foreclose upon or otherwise comparably effect the ownership on behalf of the Trust of Mortgaged Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the Sponsor has not purchased pursuant to Section 5.15, unless the Servicer reasonably believes that Net Liquidation Proceeds with respect to such Mortgage Loan would not be increased as a result of such foreclosure or other action, in which case, such Mortgage Loan will be charged-off and will become a Liquidated Mortgage Loan. The Servicer shall have no obligation to purchase any Mortgaged Property at any foreclosure sale. In connection with such foreclosure or other conversion, the Servicer shall exercise foreclosure procedures with the same degree of care and skill in their exercise or use, as it would ordinarily exercise or use under the circumstances in the conduct of their own affairs. Any amounts including Liquidation Expenses, advanced by the Servicer in connection with such foreclosure or other action shall constitute Servicing Advances.

Pursuant to its efforts to sell any REO Property, the Servicer either itself or through an agent selected by the Servicer shall manage, conserve, protect and operate such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Servicer, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trust for the period prior to the sale of such REO Property. The net income generated from the REO Property and the proceeds from a sale of any REO Property shall be deposited in the Collection Account.

(b) If the Servicer has reason to believe that a Mortgaged Property which the Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure contains environmental or hazardous waste risks known to the Servicer, the Servicer shall notify the Indenture Trustee prior to acquiring the Mortgaged Property. The Servicer shall not institute foreclosure actions with respect to such a property if it reasonably believes that such action would not be consistent with the Accepted Servicing Practices, and in no event shall the Servicer be required to manage, operate or take any other action with respect thereto which the Servicer in good faith believes will result in “clean-up” or other liability under applicable law, unless the Servicer receives an indemnity acceptable to it in its sole discretion.

(c) The Servicer shall determine, with respect to each defaulted Mortgage Loan, when it has recovered, whether through trustee’s sale, foreclosure sale or otherwise, all amounts if any it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a Liquidated Mortgage Loan.

(d) Net Foreclosure Profits, if any, shall be paid directly to the Sponsor.

(e) With respect to its obligations under this Section 5.06, the Servicer shall take all such actions as it reasonably believes are consistent with Accepted Servicing Practices.

Section 5.07. Indenture Trustee to Cooperate. (a) Upon the payment in full of any Mortgage Loan or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall deliver to the Indenture Trustee one copy of a Request for Release. Upon receipt of such copy of the Request for Release, the Indenture Trustee shall promptly release the related Indenture Trustee’s Mortgage File, in trust to (i) the Servicer (ii) an escrow agent or (iii) any employee, agent or attorney of the Indenture Trustee, in each case pending its release by the Servicer, such escrow agent or such employee, agent or attorney of the Indenture Trustee, as the case may be. Upon any such payment in full, or the receipt of such notification that such funds have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Indenture Trustee and the mortgagee under the Mortgage which secured the Mortgage Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b) (i) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan, the Indenture Trustee shall (except in the case of the payment or liquidation pursuant to which the related Indenture Trustee’s Mortgage File is released to an escrow agent or an employee, agent or attorney of the Indenture Trustee), upon request of the Servicer and delivery to the Indenture Trustee of one copy of a Request for Release, release the related Indenture Trustee’s Mortgage File to the Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without recourse of the related Mortgage to the Servicer. The Indenture Trustee shall complete in the name of the Indenture Trustee any endorsement in blank on any Mortgage Note prior to releasing such Mortgage Note to the Servicer. Such receipt shall obligate the Servicer to return the Indenture Trustee’s Mortgage File to the Indenture Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, the Servicer shall deliver one copy of a Request for Release indicating such loan has been paid in full.

(ii) Each Request for Release may be delivered to the Indenture Trustee (x) via mail or courier, (y) via facsimile or (z) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Indenture Trustee shall mutually agree. The Indenture Trustee shall promptly release the related Indenture Trustee’s Mortgage File(s) within five (5) Business Days of receipt of one copy of a properly completed Request for Release pursuant to clauses (x), (y) or (z) above or such shorter period as may be agreed upon by the Servicer and the Indenture Trustee. Receipt of a Request for Release pursuant to clauses (x), (y) or (z) above shall be authorization to the Indenture Trustee to release such Indenture Trustee’s Mortgage Files, provided the Indenture Trustee has determined that such Request for Release has been executed, with respect to clauses (x) or (y) above, or approved, with respect to clause (z) above, by a Servicing Officer of the Servicer. If the Indenture Trustee is unable to release the Indenture Trustee’s Mortgage Files within the time frames previously specified, the Indenture Trustee shall immediately notify the Servicer, indicating the reason for such delay, but in no event shall such notification be later than seven (7) Business Days after receipt of a Request for Release. If the Servicer, is required to pay penalties or damages due solely to the Indenture Trustee’s negligent failure to release the related Indenture Trustee’s Mortgage File or the Indenture Trustee’s negligent failure to execute and release documents in a timely manner, the Indenture Trustee shall be liable for such penalties or damages.

(c) No costs associated with the procedures described in this Section 5.07 shall be an expense of the Trust or the Indenture Trustee and the Indenture Trustee shall have no liability or obligation whatsoever to pay or advance any such amounts, except for any penalties and damages as set forth in Section 5.07(b)(ii) above.

Section 5.08. Servicing Compensation; Payment of Certain Expenses by Servicer. The Servicer shall be entitled to receive and retain, out of collections on the Mortgage Loans for each Due Period, as servicing compensation for such Due Period, an amount (the “Servicing Fee”) equal to the product of one-twelfth of the Servicing Fee Rate and the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group as of the beginning of such Due Period.

Additional servicing compensation in the form of assumption fees, late payment charges or extension and other administrative charges (other than Prepayment Charges) shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be payable by or from another source) and shall not be entitled to reimbursement therefor except as specifically provided herein.

Section 5.09. Annual Statement as to Compliance. The Servicer will deliver to the Trust, the Indenture Trustee, the Rating Agencies and the Sponsor on or before March 15 of each year, beginning March 15, 2006, an Officer’s Certificate of the Servicer stating that (a) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its material obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 5.10. Annual Independent Public Accountants’ Servicing Report. On or before March 15 of each year, beginning March 15, 2006, the Servicer at its expense shall cause a firm of independent public accountants that is a member of the American Institute of Certified Public Accountants (who may also render other services to the Servicer) to furnish a report to the Trust, the Indenture Trustee, the Rating Agencies and the Sponsor to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans under servicing agreements (including this Agreement) substantially similar to this Agreement, and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Nonsupervised Mortgagees (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements), has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

Section 5.11. Access to Certain Documentation. The Servicer shall provide to the Indenture Trustee, the FDIC and the supervisory agents and examiners (as required in the latter case by applicable State and federal regulations) of each of the foregoing access to the documentation regarding the Mortgage Loans, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it.

Upon any change in the format of the computer tape maintained by the Servicer in respect of the Mortgage Loans, the Servicer shall deliver a copy of such computer tape to the Indenture Trustee and in addition shall provide a copy of such computer tape to the Indenture Trustee at such other times as the Indenture Trustee may reasonably request.

The Servicer shall keep confidential (including from affiliates thereof) information concerning the Mortgage Loans, except as required by law.

Section 5.12. Maintenance of Fidelity Bond. The Servicer shall, during the term of its service as Servicer maintain in force a fidelity bond and errors and omissions insurance in respect of its officers, employees or agents. Such bond and insurance shall comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by such association.

Section 5.13. Subservicing Agreements Between the Servicer and Subservicer and Subservicers. (a) The Servicer may enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under such subservicing agreement. The Servicer shall give notice to the Indenture Trustee of the appointment of any subservicer and shall furnish to the Indenture Trustee a copy of the subservicing agreement. The Servicer shall give notice to each Rating Agency of the appointment of any subservicer. For purposes of this Agreement, the Servicer shall be deemed to have received payments on Mortgage Loans when any subservicer has received such payments. Any such subservicing agreement shall be consistent with and not violate the provisions of this Agreement.

(b) The Servicer may terminate any subservicing agreement in accordance with the terms and conditions of such subservicing agreement and thereafter directly service the related Mortgage Loans itself or enter into a subservicing agreement with a successor subservicer that qualifies under Subsection (a) of this Section 5.13. The Servicer shall give notice to each Rating Agency of the termination of any subservicer and the appointment of any successor subservicer.

(c) The Servicer shall not be relieved of its obligations under this Agreement notwithstanding any subservicing agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or otherwise, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a subservicer for indemnification of the Servicer by such subservicer and nothing contained in such subservicing agreement shall be deemed to limit or modify this Agreement. The Trust shall not indemnify the Servicer for any losses due to the Servicer’s negligence.

(d) Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving a subservicer shall be deemed to be between the subservicer and the Servicer alone and the Indenture Trustee and the Noteholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer except as set forth in Subsection (e) of this Section 5.13 and the related Subservicing Agreement.

(e) Notwithstanding any contrary provision contained herein, in connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by the Indenture Trustee or any other successor servicer pursuant to Section 7.02, it is understood and agreed that the Servicer’s rights and obligations under any subservicing agreement then in force between the Servicer and a subservicer may be assumed or terminated (without cost) by the Indenture Trustee or any other successor servicer at its option as successor to the Servicer.

The Servicer shall, upon request of the Indenture Trustee, but at the expense of the Servicer, deliver to the assuming party documents and records relating to each subservicing agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the subservicing agreements to the assuming party, without the payment of any fee by the Indenture Trustee, any Noteholders, notwithstanding any contrary provision in any subservicing agreement.

Section 5.14. Reports to the Indenture Trustee; Collection Account Statements. Not later than twenty-five (25) days after each Payment Date, the Servicer shall provide to the Indenture Trustee a statement, certified by a Servicing Officer, setting forth the status of the Collection Account as of the close of business on the last day of the Due Period preceding such Payment Date, stating that all payments required by this Agreement to be made by the Servicer on behalf of the Indenture Trustee have been made (or if any required payment has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account and the aggregate of deposits into the Payment Account as specified in Section 6.01. Such statement shall also state the aggregate Stated Principal Balance and the aggregate unpaid principal balance of all the Mortgage Loans as of the close of business on the last day of the month preceding the month in which such Payment Date occurs.

Section 5.15. Optional Purchase of Defaulted Mortgage Loans. (a) The Seller, in its sole discretion, shall have the right to elect (by written notice sent to the Servicer and the Indenture Trustee), but shall not be obligated, to purchase for its own account from the Trust any Mortgage Loan which is ninety (90) days or more Delinquent in the manner at the Loan Repurchase Price (except that the amount described in the definition of Loan Repurchase Price shall in no case be net of the Servicing Fee). The purchase price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account and the Indenture Trustee, upon the Indenture Trustee’s receipt of written notice by the Servicer of such deposit, shall release or cause to be released to the purchaser of such Mortgage Loan the related Indenture Trustee’s Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Indenture Trustee’s right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Indenture Trustee or the Noteholders with respect thereto.

(b) After the Seller or its Affiliate has repurchased any Mortgage Loans which are 90 days or more Delinquent in an aggregate amount equal to 1% of the Maximum Collateral Amount, then notwithstanding the foregoing, the Seller or its Affiliate may only exercise its option pursuant to this Section 5.15 with respect to the Mortgage Loan or Mortgage Loans (including REO Mortgage Loans) that have been Delinquent for the longest period at the time of such repurchase.

(c) The Seller may not repurchase pursuant to this Section 5.15 more than 10% of the Mortgage Loans, measured by the outstanding Principal Balance of the Mortgage Loans repurchased as a percentage of the Initial Pool Balance.

Section 5.16. Reports to be Provided by the Servicer. (a) By 3:00 p.m. eastern time on the second Business Day following the fifteenth (15th) day of each month (the “Servicer Reporting Date”), the Servicer shall deliver to the Indenture Trustee, the Underwriter, Intex and Bloomberg a Servicer Remittance Report for the related Servicer Remittance Date in an electronic format reporting on a loan-by-loan basis in such format as the Servicer and the Indenture Trustee may agree, and setting forth the following information with respect to all Mortgage Loans as well as a break out as to each Loan Group as of the close of business on the last Business Day of the prior calendar month (except as otherwise provided in clause (v) below):

(i) the total number of Mortgage Loans and the Aggregate Principal Balances thereof, together with the number, Aggregate Principal Balances of such Mortgage Loans and the percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of the Aggregate Principal Balances of such Mortgage Loans to the Aggregate Principal Balance of all Mortgage Loans (A) 31-60 days Delinquent, (B) 61-90 days Delinquent and (C) 91 or more days Delinquent;

(ii) the number, Aggregate Principal Balances of all Mortgage Loans and percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of the Aggregate Principal Balances of such Mortgage Loans to the Aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings and the number, Aggregate Principal Balances of all Mortgage Loans and percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans also included in any of the statistics described in the foregoing clause (i);

(iii) the number, Aggregate Principal Balances of all Mortgage Loans and percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of the Aggregate Principal Balances of such Mortgage Loans to the Aggregate Principal Balance of all Mortgage Loans relating to Mortgagors in bankruptcy proceedings and the number, Aggregate Principal Balances of all Mortgage Loans and percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans also included in any of the statistics described in the foregoing clause (i);

(iv) the number, Aggregate Principal Balances of all Mortgage Loans and percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of the Aggregate Principal Balances of such Mortgage Loans to the Aggregate Principal Balance of all Mortgage Loans relating to REO Properties and the number, Aggregate Principal Balances of all Mortgage Loans and percentage (based on the Aggregate Principal Balances of the Mortgage Loans) of any such Mortgage Loans also included in any of the statistics described in the foregoing clause (i);

(v) the weighted average Mortgage Interest Rate for the Mortgage Loans in Loan Group I and Loan Group II, in each case, as of the Due Date occurring in the Due Period related to such Payment Date;

(vi) the weighted average remaining term to stated maturity of all Mortgage Loans;

(vii) the book value of any REO Property;

(viii) the Cumulative Realized Loss Percentage and the Rolling Six Month Delinquency Ratio as of the related Payment Date;

(ix) with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Charges);

(x) with respect to each Monthly Payment, the amount of such remittance allocable to interest;

(xi) the number and the Aggregate Principal Balance of Mortgage Loans repurchased pursuant to Section 5.15; and

(xii) such other loan level information as either the Indenture Trustee may reasonably request to enable it to prepare the Indenture Trustee’s Remittance Report.

(b) [Reserved.]

(c) [Reserved.]

Section 5.17. [Reserved.]

Section 5.18. Delinquency Advances. If, on any Servicer Remittance Date, the Servicer determines that any Monthly Payments due during the related Due Period have not been received as of the end of the related Due Period, the Servicer shall determine the amount of any Delinquency Advance required to be made with respect to the related Payment Date. The Servicer shall include in the amount to be deposited in the Payment Account on such Servicer Remittance Date an amount equal to the Delinquency Advance, if any, which deposit may be made in whole or in part from funds in the Collection Account being held for future payment or withdrawal on or in connection with Payment Dates in subsequent months, other than any such amounts which are voluntary Principal Prepayments in full. Any funds being held for future payment to Noteholders and so used shall be replaced by the Servicer from its own funds by deposit in the Collection Account on or before the Business Day preceding any future Servicer Remittance Date to the extent that funds in the Collection Account on such Servicer Remittance Date shall be less than the Servicer Remittance Amount for such Payment Date.

The Servicer shall designate on its records the specific Mortgage Loans and related installments (or portions thereof) as to which such Delinquency Advance shall be deemed to have been made, such determination being conclusive for purposes of withdrawals from the Collection Account pursuant to Section 5.03 hereof.

Section 5.19. Indemnification; Third Party Claims. The Servicer agrees to indemnify and to hold each of the Trust, the Owner Trustee, the Seller, the Sponsor, the Indenture Trustee and each Noteholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (including attorneys’ fees and expenses) that the Trust, the Owner Trustee, the Seller, the Sponsor, the Indenture Trustee and any Noteholder (or any director, officer, employee or agent of the foregoing) may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement and the other Basic Documents and in connection with the Indenture as provided in Section 6.16 thereof. Each indemnified party and the Servicer shall immediately notify the other indemnified parties if a claim is made by a third party with respect to this Agreement and the other Basic Documents and the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Trust, the Owner Trustee, the Seller, the Sponsor, the Servicer, the Indenture Trustee and/or a Noteholder (or any director, officer, employee or agent of the foregoing) in respect of such claim. The obligations of the Servicer under this Section 5.19 arising prior to any resignation or termination of the Servicer hereunder shall survive the resignation or termination of the Servicer or the termination of this Agreement or the Indenture.

Section 5.20. Maintenance of Corporate Existence and Licenses; Merger or Consolidation of the Servicer. (a) The Servicer will keep in full effect its existence, rights and franchises as a corporation, will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement and will otherwise operate its business so as to cause the representations and warranties under Section 3.01 hereof to be true and correct at all times under this Agreement.

(b) Any corporation into which the Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to all or substantially all of the business of the Servicer, shall be the successor of the Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that, such corporation meets the qualifications set forth in Section 7.02(b). The Servicer, as applicable, shall send notice of any such merger or consolidation to the Owner Trustee, the Indenture Trustee and the Servicer, as applicable.

Section 5.21. Assignment of Agreement by Servicer; Servicer Not to Resign. The Servicer shall not assign this Agreement nor resign from the obligations and duties hereby imposed on it except upon the determination that the Servicer’s duties hereunder are no longer permissible under applicable law and that such incapacity cannot be cured by the Servicer, without incurring unreasonable expense. Any such determination that the Servicer’s duties hereunder are no longer permissible under applicable law permitting the resignation of the Servicer, as applicable, shall be evidenced by a written Opinion of Counsel (who may be counsel for the Servicer) to such effect delivered to the Indenture Trustee, the Trust, the Seller, the Sponsor and the Servicer, as applicable. No such resignation of the Servicer shall become effective until a successor servicer appointed in accordance with the terms of this Agreement has assumed the Servicer’s responsibilities and obligations hereunder in accordance with Section 7.02. The Servicer shall provide the Indenture Trustee and the Rating Agencies with 30 days’ prior written notice of its intention to resign pursuant to this Section 5.21.

Section 5.22. Periodic Filings with the Securities and Exchange Commission Additional Information.

(a) The Indenture Trustee shall reasonably cooperate with the Servicer in connection with the satisfaction of the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Indenture Trustee shall prepare on behalf of the Trust Fund any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission (the “Commission”) thereunder, and shall file (via the Commission’s Electronic Data Gathering and Retrieval System) such Forms on behalf of the Servicer. The Servicer hereby grants to the Indenture Trustee a limited power of attorney to execute and file each such Form 8-K but only to the extent no accompanying certification is required to be filed on behalf of the Servicer. Such power of attorney shall continue until the earlier of (i) receipt by the Indenture Trustee from the Servicer of written termination of such power of attorney and (ii) termination of the Trust Fund. The Servicer shall execute the Form 10-Ks. The Indenture Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Indenture Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

(b) Each Form 8-K shall be filed by the Indenture Trustee within 15 days after each Payment Date, with a copy of the Indenture Trustee’s Remittance Report for such Payment Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Commission) commencing with 2006, the Indenture Trustee shall file a Form 10-K, in substance as required by applicable law or the Commission’s staff interpretations. Such Form 10-K shall include as exhibits the Servicer’s annual statement of compliance described under Section 5.09 and the accountant’s report described under Section 5.10, in each case to the extent they have been timely delivered to the Indenture Trustee. If they are not so timely delivered, the Indenture Trustee shall file the incomplete Form 10-K, together with a Form 12b-25, and thereafter shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Indenture Trustee. The Indenture Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Indenture Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit G (the “Certification”), which shall be signed by the senior officer of the Servicer in charge of securitization. The Indenture Trustee shall prepare and deliver each Form 10-K to the Servicer for execution no later than March 20th of each year. The Servicer shall return the executed Form 10-K and the Certification to the Indenture Trustee for filing no later than March 25th of each year.

(c) The Servicer shall indemnify and hold harmless the Indenture Trustee and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Servicer’s obligations under this Section or the Sponsor’s negligence, bad faith or willful misconduct in connection therewith.

(d) Upon any filing with the Commission, the Indenture Trustee shall promptly deliver to the Servicer a copy of any executed report, statement or information.

(e) The Indenture Trustee shall prepare and file a voluntary suspension of filing on Form 15 as soon as it is permitted to do so under the Exchange Act and the rules and regulations of the Commission.

Section 5.23. Administrative Duties. (a) Duties with Respect to the Basic Documents. The Servicer shall perform all its duties and the duties of the Trust under the Basic Documents. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Trust under the Basic Documents. The Servicer shall monitor the performance of the Trust and shall advise the Owner Trustee when action is necessary to comply with the Trust’s duties under the Basic Documents. The Servicer shall prepare for execution by the Trust or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Basic Documents. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Trust to take pursuant to the Basic Documents.

(b) Duties with Respect to the Trust. In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Trust or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws and shall take all appropriate action that it is the duty of the Trust to take pursuant to this Agreement or any of the Basic Documents. In accordance with the directions of the Trust or the Owner Trustee, the Servicer shall administer, perform, or supervise the performance of such other activities in connection with the Basic Documents as are not covered by any of the foregoing provisions and as are expressly requested by the Trust or the Owner Trustee and are reasonably within the capability of the Servicer.

In carrying out the foregoing duties under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Trust and shall be, in the Servicer’s opinion, no less favorable to the Trust in any material respect.

(c) Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Owner Trustee from time to time such additional information regarding the Trust or the Basic Documents as the Owner Trustee shall reasonably request. The Servicer shall prepare, execute and deliver all certificates or other documents required to be delivered by the Issuer pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder.

Section 5.24. Advance Facility.

(a) The Servicer on behalf of the Trust, is hereby authorized to enter into a facility (such an arrangement, an “Advance Facility”) with any Person which provides that such Person (an “Advancing Person”) may fund Delinquency Advances and/or Servicing Advances under this Agreement, although no such facility shall reduce or otherwise affect the Servicer’s obligation to fund such Delinquency Advances and/or Servicing Advances. No consent of the Indenture Trustee, Noteholders or any other party shall be required before the Servicer may enter into an Advance Facility nor shall the Indenture Trustee or the Noteholders be a third party beneficiary of any obligation of an Advancing Person to the Servicer. If the Servicer enters into an Advance Facility, the Servicer and the related Advancing Person shall deliver to the Indenture Trustee at the address set forth in Section 10.06 hereof a written notice (an “Advance Facility Notice”), stating (a) the identity of the Advancing Person and (b) the identity of the Person (the “Servicer’s Assignee”) that will, subject to Section 5.24(b) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 5.03(b) hereof to reimburse previously unreimbursed Delinquency Advances and/or Servicing Advances (“Advance Reimbursement Amounts”). If the Servicer enters into such an Advance Facility pursuant to this Section 5.24, upon reasonable request of the Advancing Person, the Indenture Trustee shall execute a letter of acknowledgment, as prepared by the Servicer confirming its receipt of written notice of the existence of such Advance Facility. To the extent that an Advancing Person purchases or funds any Delinquency Advance or any Servicing Advance and provides the Indenture Trustee with written notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement directly from the Indenture Trustee pursuant to the terms of the Advance Facility, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 5.24(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Delinquency Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing Person to request reimbursement from the Indenture Trustee, rather than the Servicer, and include the Servicer’s acknowledgment thereto or proof of an Event of Default under the Advance Facility. The Indenture Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person’s notice provided pursuant to this Section 5.24. For the avoidance of doubt, an Advancing Person whose obligations under the Advance Facility are limited to the funding of Delinquency Advances and/or Servicing Advances shall not be considered to be a subservicer hereunder.

(b) Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer’s Assignee shall only be entitled to reimbursement of Delinquency Advance reimbursement amounts hereunder from withdrawals from the Collection Account pursuant to Section 5.03(b) and (c) of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the Payment Account, and (ii) none of the Indenture Trustee or the Noteholders shall have any right to, or otherwise be entitled to, receive any Delinquency Advance reimbursement amounts to which the Servicer or Servicer’s Assignee, as applicable, shall be entitled pursuant to Section 5.03(b) and (c) hereof. An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advancing Person. Written notice of such termination shall be delivered to the Indenture Trustee in the manner set forth in Section 10.06 hereof. Neither the Trust nor the Indenture Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Delinquency Advance reimbursement amount, nor, as a result of the existence of any Advance Facility, shall the Trust or the Indenture Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Delinquency Advance reimbursement amounts to the Servicer’s Assignee. The Servicer shall indemnify the Indenture Trustee, any successor Servicer and the Trust for any claim, loss, liability or damage resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Indenture Trustee or any successor Servicer, as the case may be, or failure by the successor Servicer to remit funds as required by this Agreement or the commission of an act or omission to act by the successor Servicer and the passage of any applicable cure or grace period, such that an Event of Default under this Agreement occurs or such entity is subject to termination for cause under this Agreement. The Servicer shall maintain and provide to any successor Servicer and, upon request, the Indenture Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer and the Indenture Trustee, as applicable, shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer and the Indenture Trustee, as applicable, shall not be liable for any errors in such information.

(c) If an Advancing Person is entitled to reimbursement for any particular Delinquency Advance or Servicing Advance as set forth in Section 5.24(a), then the Servicer shall not be permitted to reimburse itself therefor under Section 5.03(b) and (c), but instead the Servicer shall include such amounts in the applicable remittance to the Indenture Trustee made pursuant to Section 5.02 to the extent of amounts on deposit in the Collection Account on the related Servicer Remittance Date. The Indenture Trustee is hereby authorized to pay to an Advancing Person reimbursements for Delinquency Advances and Servicing Advances from the Payment Account to the same extent the Servicer would have been permitted to reimburse itself for such Delinquency Advances and/or Servicing Advances in accordance with Section 5.03(b) and (c), had the Servicer made such Delinquency Advance or Servicing Advance.

(d) All Delinquency Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a “first in first out” (FIFO) basis. In the event the Servicer’s Assignee shall have received some or all of an Delinquency Advance reimbursement amount related to Delinquency Advances and/or Servicing Advances that were made by a Person other than the Servicer or its related Advancing Person in error, then such Servicer’s Assignee shall be required to remit any portion of such Delinquency Advance reimbursement amount to each Person entitled to such portion of such Delinquency Advance reimbursement amount. Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed pursuant to Section 5.03(b) and (c) for all Delinquency Advances and/or Servicing Advances funded by the Servicer to the extent the related

Delinquency Advance reimbursement amounts have not been assigned, sold or pledged to such Advancing Person or Servicer’s Assignee.

(e) In the event the Servicer is terminated pursuant to Section 7.01, the Advancing Person shall succeed to the terminated Servicer’s right of reimbursement set forth in Section 5.03(b) and (c) to the extent of such Advancing Person’s financing of Delinquency Advances or Servicing Advances hereunder then remaining unreimbursed.

(f) Any amendment to this Section 5.24 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 5.24, including amendments to add provisions relating to a successor Servicer, may be entered into by the Indenture Trustee, the Sponsor, the Seller, the Trust and the Servicer without the consent of any Noteholder, provided such amendment complies with Section 10.03 hereof. All reasonable costs and expenses (including attorneys’ fees) of each party hereto of any such amendment shall be borne solely by the Servicer. The parties hereto hereby acknowledge and agree that: (a) the Delinquency Advances and/or Servicing Advances financed by, sold and/or pledged to an Advancing Person under any Advance Facility are obligations owed to the Servicer payable only from the cash flows and proceeds received under this Agreement for reimbursement of Delinquency Advances and/or Servicing Advances only to the extent provided herein, and the Indenture Trustee and the Trust are not, as a result of the existence of any Advance Facility, obligated or liable to repay any Delinquency Advances and/or Servicing Advances financed by the Advancing Person; (b) the Servicer will be responsible for remitting to the Advancing Person the applicable amounts collected by it as reimbursement for Delinquency Advances and/or Servicing Advances purchased or funded by the Advancing Person, subject to the provisions of this Agreement; and (c) the Indenture Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and any Advancing Person.

ARTICLE VI

APPLICATION OF FUNDS

Section 6.01. Deposits to the Payment Account. By 12:00 noon (Eastern Time) on each Servicer Remittance Date, the Servicer shall remit to the Indenture Trustee for deposit in the Payment Account, from funds on deposit in the Collection Account, an amount equal to the Servicer Remittance Amount with respect to the related Payment Date, minus any portion thereof payable to the Servicer pursuant to Section 5.03.

Section 6.02. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of all money and other property payable to or receivable by the Indenture Trustee pursuant to this Agreement, including all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Indenture Trustee by the Servicer. The Indenture Trustee shall hold all such money and property received by it, as part of the Trust Estate and shall apply it as provided in the Indenture.

Section 6.03. Application of Principal and Interest. In the event that Net Liquidation Proceeds on a Liquidated Mortgage Loan are less than the Principal Balance of the related Mortgage Loan plus accrued interest thereon, or any Mortgagor makes a partial payment of any Monthly Payment due on a Mortgage Loan, such Net Liquidation Proceeds or partial payment shall be applied to payment of the related Mortgage Note as provided therein, and if not so provided, first to interest accrued at the Mortgage Interest Rate and then to principal.

Section 6.04. [Reserved.]

Section 6.05. Compensating Interest. Not later than the Servicer Remittance Date, the Servicer shall remit to the Indenture Trustee (without right to reimbursement therefor) for deposit into the Payment Account, an amount equal to, for all of the Mortgage Loans, the lesser of (a) the Prepayment Interest Shortfalls for all of the Mortgage Loans for the related Payment Date resulting from Principal Prepayments in full during the related Prepayment Period and (b) its aggregate Servicing Fee with respect to all of the Mortgage Loans for the related Due Period (the “Compensating Interest”).

Section 6.06. [Reserved.]

ARTICLE VII

SERVICER DEFAULT

Section 7.01. Servicer Events of Default. (a) The following events shall each constitute a “Servicer Event of Default” hereunder:

(i) any failure by the Servicer to remit to the Indenture Trustee any payment required to be made by the Servicer under the terms of this Agreement (other than Servicing Advances covered by clause (ii) below and Delinquency Advances, which shall have no cure period), which continues unremedied for one (1) Business Day after the date upon which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and Indenture Trustee by the Noteholders affected thereby evidencing Percentage Interests of at least 25%; provided however that any failed remittance cured within one Business Day of such failure shall include interest accrued at the Prime Rate (as set forth in the Wall Street Journal) on the amount of such remittance from and including the date the remittance was required to be made to and including the date the remittance was actually made;

(ii) the failure by the Servicer to make any required Servicing Advance, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Noteholders affected thereby evidencing Percentage Interests of at least 25%;

(iii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the failure of any representation and warranty made pursuant to Section 3.01(a) hereof to be true and correct which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee or to the Servicer and the Indenture Trustee by the Noteholders affected thereby evidencing Percentage Interests of at least 25%;

(iv) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidation in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of ninety (90) days;

(v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of the Servicer’s property;

(vi) the Servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vii) if on any Payment Date the Rolling Six Month Delinquency Ratio exceeds 17%;

(viii) if on any Payment Date, the Cumulative Realized Loss Percentage exceeds the following percentages on any Payment Date during the following periods:

Payment Date Occurring During	Percentage
June 2005 - May 2006	6.50%
June 2006 - May 2007	7.00%
June 2007 - May 2008	7.50%
June 2008 and thereafter	8.00%

(ix) the occurrence of an Event of Default under the Indenture.

So long as a Servicer Event of Default shall have occurred and not have been remedied: (x) with respect solely to Section 7.01(a)(i), if such payment is in respect of Delinquency Advances or Compensating Interest owing by the Servicer and such payment is not made by 12:00 noon New York time on the second Business Day prior to the applicable Payment Date, the Indenture Trustee, upon receipt of written notice or actual knowledge by a Responsible Officer of the Indenture Trustee of such failure, shall give immediate telephonic and facsimile notice of such failure to a Servicing Officer of the Servicer and the Indenture Trustee may, and upon request of the Holders representing more than 50% of the Class Note Balance, shall, terminate all of the rights and obligations of the Servicer under this Agreement, except for the Servicer’s indemnification obligation under Section 5.19, and the Indenture Trustee (if it is the successor servicer) or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Delinquency Advance or payment of Compensating Interest as provided in Section 7.02 and assume, pursuant to Section 7.02 hereof, the duties of a successor servicer; (y) with respect to that portion of Section 7.01(a)(i) not referred to in the preceding clause (x) and with respect to clauses (ii), (iii), (iv), (v), (vi) and (xii) of Section 7.01(a), upon receipt of written notice or actual knowledge by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall, but only at the direction of the Majority Noteholders, by notice in writing to the Servicer and a Responsible Officer of the Indenture Trustee, and in addition to whatever rights such Noteholders may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement, except for the Servicer’s indemnification obligations under Section 5.19, and in and to the Mortgage Loans and the proceeds thereof, as Servicer; and (z) with respect to clauses (vii)-(ix) of Section 7.01(a), upon receipt of written notice or actual knowledge by a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall, after notice in writing to the Servicer and a Responsible Officer of the Indenture Trustee, terminate all the rights and obligations of the Servicer under this Agreement, except for the Servicer’s indemnification obligations under Section 5.19, and in and to the Mortgage Loans and the proceeds thereof, as Servicer. Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall, subject to Section 7.02, pass to and be vested in another successor servicer, and another successor servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, at the expense of the Servicer, any and all documents and other instruments and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents. The Servicer agrees to cooperate (and to pay any related costs and expenses) with the Indenture Trustee or another successor servicer in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to another successor servicer, for administration by it of all amounts which shall at the time be credited by the Servicer to the Collection Account or thereafter received with respect to the Mortgage Loans. The Indenture Trustee shall promptly notify the Rating Agencies and the Swap Provider of the occurrence of a Servicer Event of Default upon discovery or receipt of notice by a Responsible Officer of the Indenture Trustee; provided, however, the Indenture Trustee shall not be obligated to monitor the Servicer’s compliance with the terms hereof or to determine the occurrence of any Servicer Event of Default.

Section 7.02. Indenture Trustee to Act: Appointment of Successor. (a) (i) On and after the time the Servicer receives a notice of termination pursuant to Section 7.01, or the Indenture Trustee receives the resignation of the Servicer evidenced by an Opinion of Counsel pursuant to Section 5.21, or the Servicer is removed as Servicer pursuant to this Article VII, in which event the Indenture Trustee shall promptly notify the Rating Agencies, and except as otherwise provided in this Section 7.02, the Indenture Trustee (provided the Indenture Trustee receives 20 days’ prior written notice) or another successor servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement. The Indenture Trustee or another successor servicer and the

Indenture Trustee shall take such action, consistent with this Agreement, as shall be necessary to effect any such succession. If the Indenture Trustee or any other successor servicer is acting as Servicer hereunder, it shall be subject to termination under Section 7.01 upon the occurrence or continuation of a Servicer Event of Default applicable to it as Servicer. The Indenture Trustee hereby agrees to act as successor servicer pursuant to the terms of this Agreement upon the termination or resignation of the Servicer as provided in this Section 7.02, provided that the Indenture Trustee receives all of the necessary documents relating to the Mortgage Loans and computer records reflecting the status of the Mortgage Loans as of the date of such transfer of servicing. The Indenture Trustee and any successor servicer will not be obligated to incur any expenses or costs (including, without limitation, legal fees and the preparation and recording of all intervening assignments of mortgage) in connection with the transfer of servicing of the Mortgage Loans to the Indenture Trustee, as successor servicer, or any other successor servicer, as applicable, or to compel the performance of any obligations by any party to this Agreement. Any successor servicer and the Indenture Trustee prior to its becoming the successor servicer shall not be liable for any actions, omissions or defaults of any servicer prior to it or breaches of representations and warranties of the servicer prior to it. The Indenture Trustee or any other successor servicer, as successor servicer, shall be obligated to pay Compensating Interest pursuant to Section 6.05 in any event and to make Delinquency Advances pursuant to Section 5.18 unless, and only to the extent the successor servicer determines reasonably and in good faith that such advances would not be recoverable from the proceeds of the related Mortgage Loan pursuant to Section 5.03, such determination to be evidenced by a certification of a Responsible Officer of the successor servicer delivered to the Indenture Trustee. Furthermore, neither the Indenture Trustee nor any successor servicer shall be obligated to fund any resulting discrepancy or shortfall in the Collection Account. Upon the transfer of the servicing of the Mortgage Loans, the Indenture Trustee shall provide the successor servicer with an officer’s certificate that contains: (i) a complete description of all Events of Default by the Servicer under the Agreement of which a Responsible Officer of the Indenture Trustee has actual knowledge, which have not been fully cured and (ii) confirmation that the Servicer Remittance Report and the reports described in Sections 5.09 and 5.10 have been timely filed by the Servicer with the Indenture Trustee.

(ii) In the event that any successor servicer is terminated or resigns pursuant to this Agreement or otherwise becomes unable to perform its obligations under this Agreement, the Indenture Trustee will appoint a successor servicer in accordance with the provisions of this Section 7.02; provided, that any successor servicer, shall satisfy the requirements set forth in Section 7.02(b) and shall be approved by the Rating Agencies.

(b) Any successor servicer hereunder (other than the Indenture Trustee) shall be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or Freddie Mac, having equity of not less than $5,000,000 as determined in accordance with GAAP, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder.

(c) In the event the Indenture Trustee is the successor servicer, it shall be entitled to the same Servicing Compensation (including the Servicing Fee as adjusted pursuant to the definition thereof) and other funds pursuant to Section 5.08 hereof as the Servicer if the Servicer had continued to act as servicer hereunder.

(d) The Indenture Trustee and any successor servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicer agrees to cooperate with the Indenture Trustee and any successor servicer in effecting the termination of the Servicer’s servicing responsibilities and rights hereunder and shall promptly provide the Indenture Trustee, or such successor servicer, as applicable, at the Servicer’s cost and expense, all documents and records reasonably requested by it to enable it to assume the Servicer’s functions hereunder and shall promptly also transfer to the Indenture Trustee, or such successor servicer, as applicable, all amounts that then have been or should have been deposited in the Collection Account by the Servicer or that are thereafter received with respect to the Mortgage Loans, including without limitation all Liquidation Proceeds and Insurance Proceeds, and payments of insurance deductible amounts by the Servicer pursuant to Section 5.04(b) with respect to all insurance claims arising during the Servicer’s tenure. Any collections received by the Servicer after such removal or resignation shall be endorsed by it to the Indenture Trustee or a successor servicer, as applicable, and remitted directly to the Indenture Trustee (or, at the direction of the Indenture Trustee, to any other successor servicer). Neither the Indenture Trustee nor any other successor servicer shall be held liable by reason of any failure to make, or any delay in making, any payment hereunder or any portion thereof caused by (i) the failure of the Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Servicer hereunder. The Servicer shall not resign as Servicer until a successor servicer has been appointed.

(e) In the event that the Servicer is terminated hereunder and no successor servicer has been appointed hereunder, the Indenture Trustee may appoint a successor servicer (which may be an affiliate of the Indenture Trustee) or petition a court of competent jurisdiction to appoint a successor servicer. Pending appointment of such a successor servicer hereunder, the Indenture Trustee shall be the successor servicer and act in such capacity; provided, however, that the Indenture Trustee, in its capacity as successor servicer pending appointment of another successor servicer, (i) shall be obligated to make Delinquency Advances or Servicing Advances only to the extent that the Indenture Trustee deems such advances to be recoverable, (ii) shall be obligated to make Compensating Interest payments in respect of any Payment Date only to the extent of any Servicing Fee received by the Indenture Trustee in respect of such Payment Date, (iii) shall not be obligated to perform any other duties or obligations of the Servicer hereunder until the Indenture Trustee has received all servicing records and files from the predecessor servicer and in no event later than 90 days following the termination of the Servicer; provided, however, the Indenture Trustee shall use its reasonable efforts to perform the duties and obligations of the Servicer prior to the end of such 90 day period, (iv) shall not be obligated to perform any of the administrative duties specified in Section 5.23 hereof, and (v) shall be entitled to payment of all Servicing Compensation. In connection with any appointment and assumption of duties of a successor servicer, the Indenture Trustee may make such arrangements for the compensation of such successor servicer out of payments on Mortgage Loans; provided, however, that such compensation may not be in excess of that permitted the Servicer pursuant to Section 5.08, together with other Servicing Compensation. The Servicer, the Indenture Trustee

and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(f) In the event the Indenture Trustee, or any successor servicer incurs out-of-pocket expenses other than Servicing Advances or Delinquency Advances in connection with the transfer of servicing hereunder, which expenses are required to be borne by the Servicer hereunder, and such expenses are not promptly reimbursed by the Servicer or recoverable out of amounts reimbursable to the Servicer out of the Collection Account, the Indenture Trustee shall make such reimbursement to the applicable party out of funds in the Payment Account on any Payment Date after all Payments to Noteholders on such Payment Date have been made but before any distribution to the Certificateholders. The right of the Indenture Trustee to reimbursement from the Payment Account for any of the Indenture Trustee’s costs and expenses in connection with the transfer of any servicing hereunder shall be in addition to any rights of the Indenture Trustee to indemnification and reimbursement under the Indenture.

(g) In the event that the Servicer is terminated or resigns hereunder, and at such time the Servicer has made unreimbursed Delinquency Advances or Servicing Advances out of its own funds,

(i) any such Delinquency Advances or Servicing Advances shall be allocated by the successor servicer in whole or in part to specific Mortgage Loans which are delinquent at the time of the transfer of servicing, which allocation shall be based on loan-level accounts of the portion of each Delinquency Advance or Servicing Advance which has been funded by the Servicer from its own funds consistently maintained by the former Servicer, or, if no such accounts exist, then in the successor servicer’s discretion;

(ii) following the transfer of servicing, the successor servicer shall reimburse the former Servicer for such Delinquency Advances and Servicing Advances in accordance with the allocations determined in accordance with clause (i) above only out of the proceeds of the Mortgage Loans to which they relate and otherwise subject to Section 5.03, or, to the extent the successor servicer determines any such Delinquency Advance or Servicing Advance to be a Nonrecoverable Advance, out of any funds in the Collection Account.

(h) In connection with the termination or resignation of the Servicer hereunder, the successor Servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing the MERS System to be revised to reflect the transfer of servicing to the successor Servicer as necessary under MERS’ rules and regulations.

Section 7.03. Waiver of Defaults. The Majority Noteholders may, on behalf of all Noteholders, waive any events permitting removal of the Servicer as servicer pursuant to this Article VII; provided, however, that the Majority Noteholders may not waive a default in making a required payment on a Note without the consent of the Holder of such Note. Upon any waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Indenture Trustee to the Rating Agencies.

ARTICLE VIII

TERMINATION

Section 8.01. Termination. (a) Subject to Section 8.02, this Agreement shall terminate upon notice to the Indenture Trustee of either: (i) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder and the payment of all amounts due and payable to the Indenture Trustee or (ii) mutual consent of the Owner Trustee, on behalf of the Trust, at the direction of all the Certificateholders, the Indenture Trustee, the Servicer, the Swap Provider (if the Swap Agreement is still outstanding) and all Noteholders in writing.

(b) In addition, subject to Section 8.02, the Sponsor may, at its sole option, cost and expense, terminate the Trust in accordance with the terms of Section 10.01 of the Indenture.

(c) If on any date, the Servicer determines that there are no outstanding Mortgage Loans and no other funds or assets in the Trust Estate other than funds in the Payment Account, the Servicer shall send a final payment notice promptly to the Indenture Trustee, who shall forward notice to each Noteholder in accordance with Section 8.01(d).

(d) Notice of any termination, specifying the Payment Date upon which the Trust will terminate and the Noteholders shall surrender their Notes to the Indenture Trustee for final payment and cancellation, shall be given promptly by the Servicer to the Indenture Trustee, who shall forward the notice by letter to Noteholders mailed during the month of such final payment before the Servicer Remittance Date in such month, specifying (i) the Payment Date upon which final payment of the Notes will be made upon presentation and surrender of Notes at the office of the Indenture Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office of the Indenture Trustee therein specified.

(e) In the event that all of the Noteholders do not surrender their Notes for cancellation within six (6) months after the time specified in the above-mentioned written notice, the Indenture Trustee shall give a second written notice to the remaining Noteholders to surrender their Notes for cancellation and receive the final payment with respect thereto. If within six (6) months after the second notice, all of the Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Noteholders concerning surrender of their Notes and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine (9) months after the second notice all the Notes shall not have been surrendered for cancellation, the Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto and the Indenture Trustee upon transfer of such funds shall be discharged of any responsibility for such funds and the Noteholders shall look only to the Certificateholders for payment. Such funds shall remain uninvested.

Section 8.02. Additional Termination Requirements. By their acceptance of the Notes, the Holders thereof hereby agree to appoint the Servicer as their attorney in fact to: (i) adopt a plan of complete liquidation (and the Noteholders hereby appoint the Indenture Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

Section 8.03. Accounting Upon Termination of Servicer. Upon termination of the Servicer, the Servicer shall, at its expense:

(a) deliver to the successor servicer or, if none shall yet have been appointed, to the Indenture Trustee, the funds in any Account administered by the Servicer;

(b) deliver to the successor servicer or, if none shall yet have been appointed, to the Indenture Trustee all Mortgage Files and related documents and statements held by it hereunder and a Mortgage Loan portfolio computer tape;

(c) deliver to the successor servicer, or, if none shall yet have been appointed, to the Indenture Trustee a full accounting of all funds, including a statement showing the Monthly Payments collected by it and a statement of monies held in trust by it for the payments or charges with respect to the Mortgage Loans; and

(d) execute and deliver such instruments and perform all acts reasonably requested in order to effect the orderly and efficient transfer of servicing of the Mortgage Loans to the successor servicer and to more fully and definitively vest in such successor all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer under this Agreement.

Section 8.04. [Reserved.]

ARTICLE IX

[RESERVED]

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Limitation on Liability. (a) None of the Trust, the Owner Trustee, the Seller, the Sponsor, the Servicer, the Indenture Trustee or any of the directors, officers, employees or agents of such Persons shall be under any liability to the Trust, the Noteholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Trust, the Owner Trustee, the Seller, the Sponsor, the Servicer, the Indenture Trustee or any such Person against liability for any breach of warranties or representations made herein by such party, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed upon such party by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of failure to perform its obligations or duties hereunder. The Trust, the Owner Trustee, the Seller, the Sponsor, the Servicer, the Indenture Trustee and any director, officer, employee or agent of such Person may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder.

(b) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose for binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

Section 10.02. Acts of Noteholders. (a) Subject to Section 7.04 and except as otherwise specifically provided herein, whenever Noteholder action, consent or approval is required under this Agreement, such action, consent or approval shall be deemed to have been taken or given on behalf of, and shall be binding upon, all Noteholders if the Majority Noteholders agree to take such action or give such consent or approval.

(b) The death or incapacity of any Noteholder shall not operate to terminate this Agreement or the Trust, nor entitle such Noteholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

(c) No Noteholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Notes, be construed so as to constitute the Noteholders from time to time as partners or members of an association; nor shall any Noteholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

Section 10.03. Amendment. (a) This Agreement may be amended from time to time by the Owner Trustee, on behalf of the Trust, the Servicer, the Seller, Sponsor and the Indenture Trustee by written agreement, without notice to or consent of the Noteholders and without the consent of the Swap Provider to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any Noteholder or the Swap Provider and will not prevent the Notes from being characterized as debt for United States federal income tax purposes or cause the Issuer to be subject to federal income tax, as evidenced by (i) an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Indenture Trustee to such effect or (ii) a letter from each Rating Agency confirming that such action will not result in the reduction, qualification or withdrawal of the then-current ratings on the Notes. The Indenture Trustee shall give prompt written notice to the Rating Agencies and the Swap Provider of any amendment made pursuant to this Section 10.03.

(b) This Agreement may be amended from time to time by the Owner Trustee, on behalf of the Trust, the Servicer, the Seller, the Sponsor and the Indenture Trustee, with the consent of the Noteholders representing more than 50% of the outstanding Principal Balance of the Notes of each affected Class and all of the Certificateholders and with the consent of the Swap Provider (if the Swap Agreement is still outstanding and affected); provided, however, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be paid on any Class of Notes without the consent of the Holders of such Class of Notes or reduce the percentage for the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of such Class of Notes affected thereby.

(c) It shall not be necessary for the consent of Holders under this Section 10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

(d) In executing, or accepting the additional trusts created by, any supplemental indenture permitted by Article IX of the Indenture or the modifications thereby of the trusts created by the Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.01 of the Indenture) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties or immunities under the Indenture or otherwise. The Servicer, on behalf of the Trust, shall cause executed copies of any supplemental indentures to be delivered to the Rating Agencies.

Section 10.04. Recordation of Agreement. To the extent permitted by applicable law, this Agreement, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the Noteholders’ expense on direction and at the expense of Majority Noteholders requesting such recordation, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Noteholders or is necessary for the administration or servicing of the Mortgage Loans.

Section 10.05. Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

Section 10.06. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to (i) in the case of the Servicer, Accredited Home Lenders, Inc., 15090 Avenue of Science, San Diego, California 92128, Attention: Director of Operations with a copy to General Counsel; (ii) in the case of the Trust, Accredited Mortgage Loan Trust 2005-2, c/o the Owner Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration; (iii) in the case of the Indenture Trustee, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934 Attn: Trust Administration AC0502; (iv) in the case of the Sponsor, Accredited Home Lenders, Inc., 15090 Avenue of Science, San Diego, California 92128, Attention: Investor Reporting; (v) in the case of the Underwriter, Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019; (vi) in the case of Standard & Poor’s Rating Services, 55 Water Street, New York, New York 10004, Attention: Residential Mortgage Surveillance Group; (vii) in the case of Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: RMBS Monitoring Department, 4th Floor; (viii) in the case of Dominion Bond Rating Service, Inc. 55 Broadway, 15th Floor, New York, New York 10006; (ix) in the case of the Seller, Accredited Mortgage Loan REIT Trust, 15090 Avenue of Science, San Diego, California 92128, Attention: General Counsel; (x) in the case of the Swap Provider, Credit Suisse First Boston International, One Cabot Square, London E14 4QJ, England, Attention: Collateral Management Unit and (xi) in the case of the Noteholders, as set forth in the Note Register. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Noteholders shall be effective upon mailing or personal delivery.

Section 10.07. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

Section 10.08. No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Servicer shall be rendered as an independent contractor and not as agent for the Noteholders.

Section 10.09. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

Section 10.10. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Trust, the Servicer, the Seller, the Sponsor, the Indenture Trustee and the Noteholders and their respective successors and permitted assigns.

Section 10.11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

Section 10.12. No Petition. The Servicer, by entering into this Agreement hereby covenants and agrees, and the Noteholders, by the acceptance of their Notes are deemed to covenant and agree, that they will not at any time institute against the Trust, or join in any institution against the Trust of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the other Basic Documents.

This Section 10.12 will survive for one year and one day following the termination of this Agreement.

Section 10.13. Third Party Beneficiary. The parties agree that each of the Owner Trustee and the Swap Provider (if the Swap Agreement is still outstanding) is intended and shall have all rights of a third-party beneficiary of this Agreement.

Section 10.14. Intent of the Parties. It is the intent of the parties hereto and Noteholders that, for federal income taxes, state and local income or franchise taxes and other taxes imposed on or measured by income, the Notes be treated as debt. The parties to this Agreement and the Holder of each Note, by acceptance of its Note, and each Beneficial Owner thereof, agree to treat, and to take no action inconsistent with the treatment of, the related Notes in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

Section 10.15. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

(b) THE TRUST, THE SERVICER, THE SELLER, THE SPONSOR, THE INDENTURE TRUSTEE HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 10.06 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE TRUST, THE SELLER, THE SPONSOR, THE SERVICER AND THE INDENTURE TRUSTEE EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 10.15 SHALL AFFECT THE RIGHT OF THE TRUST, THE SELLER, THE SPONSOR, THE

SERVICER OR THE INDENTURE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT ANY OF THEIR RIGHTS TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

(c) THE TRUST, THE SELLER, THE SPONSOR, THE SERVICER, THE INDENTURE TRUSTEE AND THE SWAP PROVIDER EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Servicer, the Trust, the Indenture Trustee, the Seller and the Sponsor have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

ACCREDITED HOME LENDERS, INC., as Sponsor and Servicer

By:	/s/ David E. Hertzel
	Name:	David E. Hertzel
	Title:	GC, AVP & Ass’t Sec’y

ACCREDITED MORTGAGE LOAN TRUST 2005-2

By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

By:	/s/ Patricia M. Child
	Name:	Patricia M. Child
	Title:	Vice President

ACCREDITED MORTGAGE LOAN REIT TRUST as Seller

By:	/s/ Melissa Dant
	Name:	Melissa Dant
	Title:	Senior Secondary Markets Counsel, Ass’t Vice President, and Ass’t Secretary

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee

By:	/s/ Nicholas Gisler
	Name:	Nicholas Gisler
	Title:	Associate

By:	/s/ Ronaldo Reyes
	Name:	Ronaldo Reyes
	Title:	Vice President

[Signature Page to Sale and Servicing Agreement]

SCHEDULE I

MORTGAGE LOAN SCHEDULE

[On File with Dewey Ballantine LLP]

A-1

APPENDIX I

DEFINED TERMS

[See Appendix I to Indenture]

EXHIBIT A

CONTENTS OF THE MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items (copies to the extent the originals have been delivered to the Indenture Trustee for the benefit of the Noteholders, pursuant to Section 2.05 of the Sale and Servicing Agreement), all of which shall be available for inspection by the Noteholders, to the extent required by applicable laws:

1. the original Mortgage Note, endorsed without recourse in blank from the last endorsee thereof, including all intervening endorsements showing a complete chain of endorsement;

2. the related original Mortgage with evidence of recording indicated thereon or a copy thereof certified by the applicable recording office and if the Mortgage Loan is registered on the MERS System, such Mortgage or an assignment of the Mortgage shall reflect MERS as the mortgagee of record and shall include the MIN for such Mortgage Loan;

3. each intervening mortgage assignment, with evidence of recording indicated thereon or if the original is not available, a copy thereof certified by the applicable recording office, if any, showing a complete chain of assignment from the last assignee thereof of the related Mortgage Loan to the Sponsor (or to MERS, if the Mortgage Loan is registered on the MERS System), and noting the presence of a MIN (if the Mortgage Loan is registered on the MERS System) (which assignment may, at the Sponsor’s option, be combined with the assignment referred to in subpart (4) hereof, in which case it must be in recordable form, but need not have been previously recorded);

4. Unless the Mortgage Loan is recorded on the MERS System, a mortgage assignment in recordable form (which, if acceptable for recording in the relevant jurisdiction as evidenced by an Opinion of Counsel addressed to the Indenture Trustee, may be included in a blanket assignment or assignments) of each Mortgage from the Sponsor to the Indenture Trustee;

5. originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a Mortgage or Mortgage Note have been modified or such Mortgage or Mortgage Note has been assumed (if any); and

6. an original title insurance policy or title opinion (or (A) a copy of the title insurance policy or title opinion, or (B) the related binder, commitment or preliminary report, or copy thereof in which case the Sponsor hereby certifies that the original Mortgage has been delivered to the title insurance company that issued such binder, commitment or preliminary report).

A-1

In instances where the original recorded Mortgage or any intervening mortgage assignment or a completed assignment of the Mortgage in recordable form cannot be delivered by the Sponsor to the Indenture Trustee prior to or concurrently with the execution and delivery of this Agreement, due to a delay in connection with recording, the Sponsor may:

(a) with respect to item (3) above, in lieu of delivering such original recorded Mortgage or intervening mortgage assignment, deliver to the Indenture Trustee, a copy thereof; provided, that the Sponsor certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or the related binder, commitment or preliminary report; and

(b) in lieu of delivering the completed assignment in recordable form, deliver to the Indenture Trustee, the assignment in recordable form, otherwise complete except for recording information.

A-2

EXHIBIT B

[RESERVED]

B-1

EXHIBIT C

INDENTURE TRUSTEE’S ACKNOWLEDGEMENT OF RECEIPT

May [ ], 2005

Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019	Accredited Home Lenders, Inc. 15090 Avenue of Science San Diego, California 92128

Accredited Mortgage Loan REIT Trust 15090 Avenue of Science San Diego, California 92128

Re:	Sale and Servicing Agreement, dated as of May 1, 2005 among Accredited Home Lenders, Inc., as Sponsor and Servicer, Accredited Mortgage Loan REIT Trust, as seller, Accredited Mortgage Loan Trust 2005-2, and Deutsche Bank National Trust Company, as Indenture Trustee

Ladies and Gentlemen:

In accordance with Section 2.06(b)(i) of the above-captioned Sale and Servicing Agreement, the undersigned, as Indenture Trustee, hereby acknowledges receipt by it in good faith without notice of adverse claims, subject to the provisions of Sections 2.04 and 2.05 of the Sale and Servicing Agreement (as such provisions relate to the Mortgage Loan), of, with respect to each Mortgage Loan, a Mortgage File containing the original Mortgage Note, except with respect to the list of exceptions attached hereto, and based on its examination and only as to the foregoing, the information set forth in items (i), (ii) (with respect to property address only, excluding zip code), (iii) and (vi) of the definition of the “Mortgage Loan Schedule” accurately reflects information set forth in the Mortgage Note, and declares that it holds and will hold such documents and the other documents delivered to it constituting the Indenture Trustee’s Mortgage Files, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Estate” that are delivered to it for the exclusive use and benefit of all present and future Noteholders.

The Indenture Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (i) the validity, legality, recordability, sufficiency, perfection, priority, enforceability or genuineness of any such documents or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

C-1

The Mortgage Loan Schedule is attached to this Receipt.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in Appendix I to the Indenture, dated as of May 1, 2005, by and between Accredited Mortgage Loan Trust 2005-2 and the Indenture Trustee.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee

By:
Name:
Title:

C-2

EXHIBIT D

INITIAL CERTIFICATION OF INDENTURE TRUSTEE

, 2005

Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019	Accredited Home Lenders, Inc. 15090 Avenue of Science San Diego, California 92128

Accredited Mortgage Loan REIT Trust 15090 Avenue of Science San Diego, California 92128

Re:	Sale and Servicing Agreement, dated as of May 1, 2005 among Accredited Home Lenders, Inc., as Sponsor and Servicer, Accredited Mortgage Loan REIT Trust, as seller, Accredited Mortgage Loan Trust 2005-2, and Deutsche Bank National Trust Company, as Indenture Trustee

Ladies and Gentlemen:

In accordance with the provisions of Section 2.06(b)(ii) of the above-referenced Sale and Servicing Agreement, the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.05(a) of the Sale and Servicing Agreement and has determined that, except as noted on the attachment hereto, (i) all documents required to be delivered to it pursuant to Section 2.05(a)(i)-(iv) and (vi) of the above-referenced Sale and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections do not constitute physical alteration if they reasonably appear to have been initialed by the Mortgagor) and relates to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule as to the information in clauses (i), (ii) (with respect to property address only, excluding zip code), (iii) and (vi) of the definition of “Mortgage Loan Schedule” respecting such Mortgage Loan accurately reflects the information set forth in Indenture Trustee’s Mortgage File. The Indenture Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (x) the validity, legality, recordability, sufficiency, perfection, priority, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (y) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

D-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee

By:
Name:
Title:

D-2

EXHIBIT E

FINAL CERTIFICATION OF INDENTURE TRUSTEE

, 2005

Lehman Brothers Inc. 745 Seventh Avenue New York, New York 10019	Accredited Home Lenders, Inc. 15090 Avenue of Science San Diego, California 92128

Accredited Mortgage Loan REIT Trust 15090 Avenue of Science San Diego, California 92128

Re:	Sale and Servicing Agreement, dated as of May 1, 2005 among Accredited Home Lenders, Inc., as Sponsor and Servicer, Accredited Mortgage Loan REIT Trust, as seller, Accredited Mortgage Loan Trust 2005-2, and Deutsche Bank National Trust Company, as Indenture Trustee

Ladies and Gentlemen:

In accordance with the provisions of Section 2.06(b)(iii) of the above-referenced Sale and Servicing Agreement, the undersigned, as Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto), it has reviewed the documents delivered to it pursuant to Section 2.05(a) of the Sale and Servicing Agreement and has determined that (i) all documents required to be delivered to it pursuant to Section 2.05(a)(i)-(iv) and (vi) of the above referenced Sale and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and have not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections do not constitute physical alteration if they reasonably appear to have been initialed by the Mortgagor) and relates to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth in items (i), (ii) (with respect to property address only, excluding zip code), (iii) and (vi) of the definition of the Mortgage Loan Schedule respecting such Mortgage Loan that can be determined from the face of such documents accurately reflects the information set forth in the Indenture Trustee’s Mortgage File. The Indenture Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Sale and Servicing Agreement. The Indenture Trustee makes no representations as to: (x) the validity, legality, recordability, sufficiency, perfection, priority, enforceability or genuineness of any such documents contained in each or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (y) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

E-1

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Sale and Servicing Agreement.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee

By:
Name:
Title:

E-2

EXHIBIT F

REQUEST FOR RELEASE OF DOCUMENTS

To:	Deutsche Bank National Trust Company

1761 East St. Andrew Place

Santa Ana, California 92705

Attn: Trust Administration - AC0502

Re:	Sale and Servicing Agreement, dated as of May 1, 2005 among Accredited Home Lenders, Inc., as Sponsor and Servicer, Accredited Mortgage Loan REIT Trust, as seller, Accredited Mortgage Loan Trust 2005-2, and Deutsche Bank National Trust Company, as Indenture Trustee (“Custodian/Indenture Trustee”)

In connection with the administration of the Mortgage Loans held by you as Indenture Trustee for the Issuer pursuant to the above-captioned Sale and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Indenture Trustee’s Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

☐	1.	Mortgage Paid in Full

☐	2.	Foreclosure

☐	3.	Substitution

☐	4.	Other Liquidation (Repurchases, etc.)

☐	5.	Nonliquidation Reason:	Reason: _____________

Address to which Indenture Trustee should

Deliver the Mortgage File:

By:
(authorized signer)

Issuer:

Address:

Date:

F-1

EXHIBIT G

ACCREDITED HOME LENDERS, INC.

OFFICER’S CERTIFICATE

I,                     , certify that:

1.	I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Accredited Mortgage Loan Trust 2005-2;

2.	Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.	Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement is included in these reports;

4.	Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

5.	The reports disclose all significant deficiencies relating to the servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:                                     .

Date:

Name:
Title:

G-1